UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Clean Harbors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2023
Corporate Headquarters
42 Longwater Drive
Norwell, Massachusetts 02061
Tel. 781-792-5000

To Our Fellow Shareholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2023 annual meeting of shareholders, to be held at 10:00 a.m., local time, on Wednesday, May 24, 2023, at the Company's training facility at 101 Philip Drive, Norwell, Massachusetts, located adjacent to the Corporate Headquarters.

Information about the annual meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

For the 2023 annual meeting, we are using the “notice and access” method of providing proxy materials via the internet. On or about April 14, 2023, we will be mailing to our shareholders a notice of internet availability of proxy materials, or “e-proxy notice,” containing instructions on how to access our 2023 proxy statement and the 2022 annual report to shareholders (including our 2022 Annual Report on Form 10-K).

Your vote is important. If you are unable to attend the meeting in person, it is important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the internet, by telephone, or by mail as described under "General Matters - Proxy Solicitation" in the attached proxy statement.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the annual meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals.

Thank you for your continued support of Clean Harbors. We look forward to seeing those shareholders who are able to attend the annual meeting on May 24.

Sincerely,

Alan S. McKim
Executive Chairman of the Board

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, Massachusetts 02061
___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
___________________________

Notice is hereby given that the 2023 annual meeting of shareholders of Clean Harbors, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Wednesday, May 24, 2023, at the Company's training facility located at 101 Philip Drive, Norwell, Massachusetts.
The annual meeting is being held:
1.    To elect four (4) Class I members of the Board of Directors of the Company to serve until the 2026 annual meeting of shareholders and until their respective successors are duly elected;
2.    To hold an advisory vote on the Company’s executive compensation;
3.    To hold an advisory vote on the frequency of future advisory votes on executive compensation;
4.    To ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year; and
5.    To act upon such other business as may properly come before the meeting and any adjournment thereof.
Shareholders of record at the close of business on March 27, 2023, will be entitled to notice and to vote at the meeting.

By order of the Board of Directors,

Daniel T. Janis, Secretary
April 13, 2023
Norwell, Massachusetts

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE, OR BY MAIL AS DESCRIBED UNDER “GENERAL MATTERS - PROXY SOLICITATION” IN THE ATTACHED PROXY STATEMENT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2023: The Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report to Shareholders (including the 2022 Annual Report on Form 10-K), are available for viewing, printing, and downloading at www.proxyvote.com.

TABLE OF CONTENTS

GENERAL MATTERS	1	COMPENSATION DISCUSSION AND
Proxy Solicitation	1	ANALYSIS	25
Information as to Voting Securities	2	Executive Summary	25
		2022 Results Affecting Executive Compensation	27
BOARD OF DIRECTORS OVERVIEW	2	Role of the Compensation Committee	28
Board Leadership Structure	2	Consideration of Shareholder Responses	29
Corporate Governance Guidelines, Committee		Compensation Philosophy and Objectives	29
Charters and Code of Ethics	3	Stock Ownership Guidelines	34
Director Independence	3	Policies Prohibiting Hedging and Short Selling	34
Limitation on Other Board Services	4	Clawback Policy	34
Board Committees	5	Employment, Termination of Employment and
Audit Committee	6	Change of Control Agreements	35
Compensation Committee	7	Report of the Compensation Committee	36
Corporate Governance Committee	7
Environmental, Health and Safety		EXECUTIVE COMPENSATION TABLES	37
Committee	7	Summary Compensation Table	37
Compensation Committee Interlocks and		Grants of Plan-Based Awards	38
Insider Participation	7	Outstanding Equity Awards at Fiscal Year-End	39
Communications to the Independent		Option Exercises and Stock Vested	40
Directors	8	Potential Payments Upon Termination or Change
Board Oversight of Risk Management	8	of Control	41
Commitment to the Environment and		Pay Ratio Information	41
Sustainability	8
Executive Succession Planning	8	PAY VERSUS PERFORMANCE	42
No Political Contributions	9
		RATIFICATION OF SELECTION OF
ELECTION OF DIRECTORS	9	INDEPENDENT REGISTERED PUBLIC
Board Matrix	10	ACCOUNTING FIRM	45
Board Nomination Process	11	Selection of the Company’s Independent
Current Directors and Nominees	12	Registered Public Accountant	45
Current Directors Standing for Re-election		Audit and Related Fees	45
at the Meeting	12	Audit Committee Report	46
Continuing Directors Not Standing for
Re-election at the Meeting	14	SECURITY OWNERSHIP OF CERTAIN
Current Directors With Expiring Terms	17	BENEFICIAL OWNERS AND
		MANAGEMENT	47
DIRECTOR COMPENSATION	17
		SHAREHOLDER PROPOSALS	49
EXECUTIVE OFFICERS	19
		OTHER INFORMATION	49
RELATED PARTY TRANSACTIONS	21
		OTHER MATTERS	49
ADVISORY VOTE ON EXECUTIVE
COMPENSATION	22

ADVISORY VOTE ON FREQUENCY OF
FUTURE VOTES ON EXECUTIVE
COMPENSATION	24

CLEAN HARBORS, INC.
42 Longwater Drive
Norwell, MA 02061
_________________________

GENERAL MATTERS
_________________________
This proxy statement and the accompanying notice of annual meeting of shareholders are being furnished to the holders of common stock, $0.01 par value (“common stock”), of Clean Harbors, Inc., a Massachusetts corporation (the “Company” or “we”), in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2023 annual meeting of shareholders and any adjournment thereof. The annual meeting will be held at the Company's training facility located at 101 Philip Drive, Norwell, Massachusetts, on May 24, 2023, commencing at 10:00 a.m., local time.
Proxy Solicitation
For the 2023 annual meeting, we are using the “notice and access” process permitted by the Securities and Exchange Commission (the "SEC") to distribute proxy materials to our shareholders. This process allows us to post proxy materials on a designated website and notify shareholders of the availability of such proxy materials on that website by distributing a notice of internet availability of proxy materials, or “e-proxy notice,” rather than mailing hard copies of all of these materials. We believe this process lowers the cost of the annual meeting, expedites receipt of the meeting materials, and preserves natural resources.
The e-proxy notice also includes instructions for how to request a paper copy of our proxy materials or an electronic copy by e-mail. Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect for future meetings until you revoke it.
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered the shareholder of record with respect to those shares and the e-proxy notice is being sent directly to you. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting in person, we urge you to vote by telephone, via the internet, or, if you request a paper copy of the proxy materials, by completing, signing, dating, and returning the proxy card provided. You may revoke your proxy before it is exercised at the annual meeting by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, by voting again by telephone or via the internet, or by voting in person at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.
If your shares are held in “street name” by a broker or other nominee, you are considered the beneficial owner of such shares and a form of e-proxy notice is being forwarded to you by the broker or nominee which is the shareholder of record with respect to those shares. Unless you have requested that you receive proxy materials in paper form, your broker will notify you how to access this proxy statement in electronic form and provide you with instructions on how to vote your shares. As a beneficial owner of your shares, you have the right to direct your broker or nominee on how to vote the shares held in your account. You may provide this direction by following the instructions on the form of voting instructions you receive from your broker or the e-proxy notice you receive. Although you have the right to direct how your shares are voted, the entity that holds your shares is the shareholder of record for purposes of voting at the annual meeting. Accordingly, because you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or nominee giving you the right to vote the shares at the meeting. If your shares are held of record by a broker or nominee and you wish to change your voting instructions, you must contact your broker or nominee to revoke any prior voting instructions.
If you wish to attend the annual meeting in person, please bring with you the e-proxy notice you have received and a government-issued proof of identity (such as a driver's license).
The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers, or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This proxy statement and the accompanying proxy form are first being made available to shareholders beginning on or about April 14, 2023.

Information As To Voting Securities
On March 27, 2023, the record date for the annual meeting, there were 54,874,674 issued and outstanding shares of common stock. The presence in person or by proxy of a majority of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Each share is entitled to one vote. Only shareholders of record at the close of business on the record date will be entitled to vote at the meeting. Votes cast by proxy or in person at the meeting will be counted by one or more persons appointed by the Company to act as election inspectors for the meeting.
At the annual meeting, the shareholders will vote upon proposals to (i) elect four Class I directors, (ii) approve an advisory vote on executive compensation, (iii) approve an advisory vote on the frequency of future advisory votes on executive compensation, and (iv) ratify the selection by the Audit Committee of the Company's Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.
Election of each of the Class I directors will require the affirmative vote of the holders of a majority of the total shares of common stock cast on such election at the meeting, and votes withheld from any nominee for election as a director will have the effect of “against” votes. Approval of the advisory votes on executive compensation and to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year will each require the affirmative vote of the holders of a majority of the shares represented at the meeting and voted on such proposals. With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the alternative (every year, every two years or every three years) which receives the greatest number of affirmative votes (with shares abstaining on such proposal disregarded) will be deemed to have been approved. Abstentions on such election and each of the other proposals, and any broker “non-votes,” will be counted as present or represented for purposes of determining the presence of a quorum for the meeting but will not be taken into account in the voting.
Broker “non-votes” occur when a broker holding shares in “street name” votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in “street name” have not received voting instructions from clients, in which case the brokers (as holders of record) are generally permitted by the rules of the New York Stock Exchange to vote only on “discretionary” matters. Under the New York Stock Exchange's current rules, brokers will not be permitted to vote shares for which they have not received voting instructions on the proposed election of the Class I directors or the advisory approval of executive compensation or the frequency of future advisory votes on executive compensation. However, under such rules, the proposed ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year is a “discretionary” matter, and brokers will therefore generally be able to vote shares held in “street name” on such matter without receiving instructions from the beneficial holders of such shares.
BOARD OF DIRECTORS OVERVIEW
Board Leadership Structure
Clean Harbors, Inc. is a Massachusetts corporation, and by statute all public Massachusetts corporations have a staggered board of directors, with either two or three classes of directors, unless the corporation elects to be exempt from this statutory requirement by vote of its board of directors or of two-thirds of each class of stock outstanding. The Board has not elected to exempt, or to recommend that the shareholders exempt, the Company from this statutory requirement because the Board believes that a staggered board promotes continuity and stability.
Alan S. McKim, the Company's founder, now serves and has served since the Company's formation in 1980 as Chairman of the Board and until March 31, 2023, Mr. McKim also served as the Company’s Chief Executive Officer and President. Effective March 31, 2023, the Board appointed Michael L. Battles, formerly the Company’s Chief Financial Officer, and Eric W. Gerstenberg, formerly the Company’s Chief Operating Officer, as the Co-Chief Executive Officers and Co-Presidents of the Company, with Mr. McKim remaining as the Executive Chairman of the Board and also being appointed as the Company’s Chief Technology Officer. The Board has a Lead Director, nominated by the Corporate Governance Committee and elected by the full Board. The Lead Director is an independent director who presides over executive sessions of the Board, serves as a contact person for correspondence with the independent members of the Board, works with the Chairman and Co-Chief Executive Officers in establishing the agenda for Board meetings, and meets with the Chairman and the Co-Chief Executive Officers, in person or by phone, at least quarterly.
Dr. Eugene Banucci now serves as the Lead Director. Dr. Banucci joined the Board in 2008 and, prior to his election as Lead Director in 2016, served as Chair of the Compensation Committee and a member of the Audit Committee. Dr. Banucci will not stand for re-election as a Class I director at the 2023 annual meeting, and the Board has appointed Edward

Galante to serve as the Lead Director, effective upon completion of the 2022 annual meeting. Mr. Galante has served as a director of the Company since 2010 and now serves as the Chair of the Environmental, Health and Safety Committee and on the Compensation and Corporate Governance Committees. Mr. Galante is standing for re-election at the annual meeting as a Class I Director for an additional three-year term. The Board has also determined that the Chairs of each of the Board’s four committees should periodically change, and each independent director (after a transition period for new directors) is expected to serve on at least two committees except for the Lead Director, who is eligible to attend all committee meetings but may only vote on committee matters if he or she is a member of the committee.
The Board believes its leadership structure to be the most appropriate for the Company at this time. Mr. McKim, the Company’s Executive Chairman of the Board, has a thorough knowledge of the Company's business and an impressive track record in managing the Company through his role as founder and CEO of the Company for over 40 years. As the Company's largest individual shareholder, Mr. McKim’s interests are also significantly aligned with those of the other shareholders. The Board also believes this structure is appropriate because as described below, all of the Company’s directors except for Mr. McKim, are “independent” and, as described above, the Board elects a Lead Director from the independent directors with the authority described above and all of the four committees of the Board consist exclusively of independent directors.
Corporate Governance Guidelines, Committee Charters and Code of Ethics
The Company's Board of Directors has adopted Corporate Governance Guidelines, charters for each of the Board's committees, and a Code of Ethics which sets forth standards of ethical professional conduct for the officers, directors and employees of the Company and its subsidiaries. Each of those documents is posted on the Company's website at www.cleanharbors.com under “Investors - Corporate Governance.” A copy may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office. In the event that any waiver of the Code of Ethics were to be approved by the Audit Committee or the full Board of Directors, such waiver would be posted on the Company's website.
Director Independence
The Corporate Governance Guidelines adopted by the Board of Directors require that at least a majority of the Board be “independent,” as defined by the rules of the New York Stock Exchange (the “NYSE”) on which the Company's common stock is listed. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not, except as a director or shareholder, have a direct or indirect material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making that determination, the Board must consider all relevant facts and circumstances. In particular (but without limitation as to the potential reasons for which a director might not be determined to be independent), a director is not independent if:
•The director is, or has been within the last three years, an employee of the Company or the director has an immediate family member who is, or has been within the last three years, an executive officer of the Company.
•The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees, stock incentives awarded to non-employee directors of the Company, and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service).
•(A) The director or an immediate family member of the director is a current partner of the Company's internal or external auditor; (B) the director is a current employee of the Company's external auditing firm; (C) the director has an immediate family member who is a current employee of the Company's external auditing firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member of the director is, or has been within the last three years, a partner or employee of the Company's external auditing firm and personally worked on the Company's audit within that time.
•The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers serve or served at the same time on that other company's compensation committee.
•The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

The Board also has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:
•Stock Ownership. Ownership of stock in the Company by a director or a director’s immediate family is not considered a relationship which would adversely impact a director’s independence.
•Commercial Relationships. The following commercial relationships are not considered material relationships that would impair a director’s independence: (i) if a director of the Company is an executive officer or an employee of, or an immediate family member of a director is an executive officer of, another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company, and (ii) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company for which he or she serves as an executive officer.
•Charitable Relationships. The following charitable relationship will not be considered a material relationship that would impair a director’s independence: if a director, or an immediate family member of the director, serves as an executive officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions (if any) to that charitable organization in any single fiscal year are less than 1% (or $500,000, whichever is less) of that charitable organization’s annual consolidated gross revenues.
•Personal Relationships. Except as described above with respect to transactions which involve payments made to or by the Company in excess of the respective amounts there described, the following personal relationship will not be considered to be a material relationship that would impair a director’s independence: if a director, or immediate family member of the director, receives from, or provides to, the Company products or services in the ordinary course and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.
For relationships not qualifying within the foregoing guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the foregoing independence guidelines. For purposes of these guidelines, “immediate family member” has the meaning defined in the NYSE rules. The Board and its Corporate Governance Committee monitor the Board's compliance with the NYSE requirements for director independence on an ongoing basis.
In accordance with current NYSE rules and the Board's own categorical standards of independence, the Board of Directors has determined that the following current non-employee directors are “independent” and have no direct or indirect material relationship with the Company except as a director and shareholder: Eugene Banucci, Edward G. Galante, Karyn Polito, John T. Preston, Alison A. Quirk, Marcy L. Reed, Andrea Robertson, Thomas J. Shields, Lauren C. States, Shelley Stewart, Jr., John R. Welch, and Robert J. Willett. Accordingly, the Board has determined that 12 out of the total of 13 current directors are independent. Upon the completion at the 2023 annual meeting, the terms of Dr. Banucci and Mr. Shields as Class I directors will be complete and each is not standing for re-election. The Board anticipates that ten of the then 11 directors will be independent after the 2023 annual meeting. The Board has also determined that, to the extent (if any) the Company has had during the past three years any commercial relationships with any of the entities with which any of the independent directors are affiliated, those relationships fall below the categorical standards for commercial relationships, were established in the ordinary course of business on an arms-length basis, and are not material to the Company or those individuals or entities. The Board has also determined that Alan S. McKim is not independent because he is an employee of the Company.
Limitation on Other Board Services
The Board believes that its members should not be prohibited from serving on boards or committees of other organizations, provided there is no actual or apparent conflict of interest between Clean Harbors and such other organizations and provided the member's service with such other organizations will not unduly impinge upon his/her commitment to Clean Harbors. The Board has, however, developed a guideline regarding the number of public company boards on which a director may serve. The number of public company boards on which a director may serve, including the Board, is limited to (i) in the case of a director who is not also a public company chief executive officer, four (4) boards of directors and (ii) in the case of a director who serves as a chief executive officer or in an equivalent position of a public company, two (2) boards of directors in addition to their employer’s board. The Corporate Governance Committee will take into account the nature of and time involved in a director's service on other boards and committees in evaluating the suitability of that person to serve as a director of Clean Harbors. Any director who is an employee of the Company is expected to offer his or her resignation in the event of a material change in the principal job responsibilities held at the time of his or her election to the Board.
Board Committees
The Board has established four committees: the Audit Committee, Compensation Committee, Corporate Governance Committee, and Environmental, Health and Safety Committee. The Board has determined that each committee of the Board consists solely of non-employee “independent directors” as defined by the rules of the New York Stock Exchange which are applicable to membership on such committees, and that each committee member is free of any relationship that would interfere with his or her ability to exercise independent judgment. Based upon their training and experience, as described below under “Election of Directors,” the Board has also determined that each of Marcy L. Reed, Andrea Robertson and Thomas J. Shields, who are now members of the Audit Committee, qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934 and that Karyn Polito, Lauren C. States, and John R. Welch, the other current members of the Audit Committee, are financially literate as required by the NYSE listing rules. All members of the four committees are appointed by the Board, and each committee operates under a charter approved by the Board and available on the Company's website at www.cleanharbors.com under “Investors - Corporate Governance.” Copies may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.
The following table describes the members of the four committees of the Board as of April 13, 2023:
Since the Company’s May 2022 annual meeting of shareholders, Alison A. Quirk and Shelley Stewart, Jr. were added, to the Compensation and Environmental, Health and Safety Committees, respectively, in connection with their appointment as additional directors effective August 31, 2022. Additionally, Karyn Polito was added to the Audit and Corporate Governance Committees in connection with her appointment as a director effective March 16, 2023.

As previously noted, Dr. Eugene Banucci and Thomas Shields will not stand for re-election as Class I directors at the 2023 annual meeting. With the pending conclusion of their terms, and in light of the Boards belief that the Chairs of each of the Board’s four committees should periodically change, the Board has approved the following composition of the four Committees of the Board, at the recommendation of the Corporate Governance Committee, effective May 25, 2023:

Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility of the adequacy and integrity of the Company’s financial statements, financial reporting process, and internal controls over financial reporting. The primary responsibilities of the Audit Committee are to select the Company's independent registered public accounting firm, review the scope of, approach to and results of audit work, meet with and review the activities of the Company's internal auditors and the Company's independent registered public accounting firm, fulfill oversight responsibilities relating to the integrity of the Company's financial statements, related party transactions, and policies with respect to risk assessment and risk management, including cybersecurity risks, and review the Company’s policies regarding employee complaints and a summary of complaints received. The Audit Committee held six meetings during 2022.
For fiscal 2022, in fulfillment of its responsibilities, among other things, the Audit Committee:
•Discussed with senior members of the Company’s financial management team and the independent auditors matters associated with accounting principles, critical accounting policies, significant accounting judgments and estimates, and internal controls over financial reporting.
•Held separate private sessions, during its regularly scheduled meetings, with senior members of the Company’s financial management team, with the independent auditors, with the Senior Vice President and Vice President of Internal Audit, and on its own, at which candid discussions regarding financial management, accounting, auditing, and internal control matters took place.
•Received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.
•Discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting
•Reviewed and discussed with management the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.
•Reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function.

•Reviewed with senior members of the Company’s financial management team, the independent auditors, and the Senior Vice President and Vice President of Internal Audit, the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting, and the quality of the Company’s financial reporting.
•Discussed with the Company's counsel legal, income tax, and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies.
•Discussed with management guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, identify, assess, and manage the Company’s exposure to risk, including cybersecurity risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•Reviewed the transactions which are disclosed in this proxy statement under “Related Party Transactions.”
•Participated, with representatives of management and of the independent auditors, in additional discussions, as requested by the Audit Committee, on areas of the Company’s operations.
Compensation Committee
The primary responsibilities of the Compensation Committee are to recommend to the full Board the total compensation (e.g. base salary, management incentive cash bonus, and equity compensation) for the Chief Executive Officer or Co-Chief Executive Officers, which salaries are then set by all the Company’s independent directors, review and approve the total compensation for the other senior executive officers, administer the Company's cash incentive bonus plans for senior management and equity incentive plans, review and approve certain aspects of the Company's other management compensation policies, and monitor executive officer succession planning. Under its charter, the Compensation Committee has authority to select and retain its own executive compensation consultants, legal counsel, and other advisors to assist the Compensation Committee in its determinations. In connection with each such selection, the Compensation Committee would consider factors that could bear on the independence of each such advisor. Following the completion of each fiscal year, the Compensation Committee evaluates the level of success of the CEO or Co-CEOs and senior executive staff in achieving their goals during the prior year and, based upon the degree of their success, determines the amount of bonuses (if any) payable to the CEO or Co-CEOs and senior executive staff. The Compensation Committee held eight meetings during 2022, one of which was by written consent.
Corporate Governance Committee
The primary responsibilities of the Corporate Governance Committee are to serve as a nominating committee for directors and the Lead Director, recommend committee structures, review director independence and compensation, and assist the Board in reviewing the performance of the Board and the CEO or Co-CEOs. The Corporate Governance Committee held four meetings during 2022.
Environmental, Health, and Safety Committee
The primary responsibilities of the Environmental, Health and Safety Committee are to fulfill the Board’s oversight responsibilities for the Company’s policies and practices related to human health and safety, operational safety, and regulatory and environmental compliance, and review the impact of these policies and practices on the Company’s corporate social responsibility, sustainability, and reputational goals. The Environmental, Health and Safety Committee held three meetings during 2022, one of which was by written consent.
Compensation Committee Interlocks and Insider Participation
No person who served as a member of the Board's Compensation Committee during the last fiscal year (Mr. Shields, Mr. Galante, Ms. Quirk, Mr. Preston, Ms. Robertson, and Mr. Willett) has (i) served as one of the officers or employees of the Company or any of its subsidiaries; or (ii) any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. None of the Company's executive officers serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company's Board or Compensation Committee.

Communications to the Independent Directors
Shareholders and other interested parties may communicate with the Board of Directors by mail or electronically. To communicate with independent members of the Company's Board, correspondence should be addressed to Lead Director, c/o Michael McDonald, General Counsel, Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061-9149, or mcdonaldm@cleanharbors.com. Any such correspondence received will be opened by the office of the General Counsel for the sole purpose of determining whether the contents represent a message to the independent directors. Any communication that is not in the nature of advertising, promotion of a product or service, or patently offensive material, will be forwarded promptly to the Lead Director for distribution, as appropriate, to the other independent members of the Board.
Board Oversight of Risk Management
The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews reports from senior management and other information regarding the Company's credit, liquidity and operations, and compliance with environmental, health and safety laws and policies, as well as the risks associated with each such matter. The Compensation Committee oversees management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, the Company's policies with respect to risk assessment and risk management, including cybersecurity risks, and any potential conflicts of interest arising from related party transactions. The Corporate Governance Committee oversees risks associated with maintaining the independence of the Board of Directors. The Environmental, Health and Safety Committee oversees management of risks associated with environmental, health and safety matters affecting the Company and its employees, including matters associated with climate change and the Company’s compliance with its environmental and safety goals. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board also periodically asks the Company's executives to present the most likely sources of material future risks and how the Company is addressing or plans to address any significant potential vulnerability.
Commitment to the Environment and Sustainability
The Company’s Board and management believe environmental, social, and other sustainability matters are key components of the Company’s success and recognize the importance of continuing efforts to minimize any negative impact which the Company's operations may have on the environment. Measuring the positive impacts of the Company's operations on the environment and the customers and communities served by the Company and valuing the safety, development, and welfare of employees, customers, and other third parties with whom the Company works are key components of the Company's environmental, social, and sustainability commitment. The Board plays an active role in overseeing the Company’s performance in environmental, sustainability and governance (“ESG”) matters including evaluating risks and compliance with respect to climate change, human capital management, diversity, and health and safety matters. Further information concerning the Company's commitment and programs is available under “Business – Protecting the Environment and Sustainability” in the Annual Report on Form 10-K for the year ended December 31, 2022 which accompanies this proxy statement, and in the Company's Corporate Sustainability Report which is available in the Investor Relations section of the Company's website under "ESG".
Executive Succession Planning
The Board recognizes that succession planning is a key component of the Company’s continued success. Pursuant to the Board’s Corporate Governance Guidelines, on an annual basis, the Board, in its executive sessions, considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes in light of their performance, leadership qualities, and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of the Company’s current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
As a result of the process described in the preceding paragraph, the Board appointed Michael L. Battles, formerly the Company’s Chief Financial Officer, and Eric W. Gerstenberg, formerly the Company’s Chief Operating Officer, as the Co-Chief Executive Officers and Co-Presidents of the Company, with Alan S. McKim, the Company’s founder and former Chief Executive Officer, remaining as the Executive Chairman of the Board and also being appointed as the Company’s Chief Technology Officer effective as of March 31, 2023.

No Political Contributions
It is the Company’s policy that no Company funds or assets will be used to make a contribution to any political party or candidate. The Company has also not established any political action committee as a forum for employees to voluntarily contribute to a fund that supports any political party or candidate.
ELECTION OF DIRECTORS
(Item 1 on Proxy Form)
The Board of Directors (the "Board") is the ultimate decision-making body of the Company except with respect to those matters reserved by law or the Company's By-Laws to the shareholders. The Board is responsible for selection of the Chief Executive Officer or Co-Chief Executive Officers and for advising the Chief Executive Officer or Co-Chief Executive Officers with respect to the selection of a management team, providing oversight responsibility and direction to management, and evaluating the performance of management on behalf of the shareholders. As more fully described below, the Board has determined that, except for Alan S. McKim, the Company’s Executive Chairman and Chief Technology Officer, all of the current members of the Board are “independent directors" as defined by the rules of the New York Stock Exchange.
In 2022, the Board held seven meetings, of which one was held by unanimous written consent. Overall attendance at Board and committee meetings was over 99% and attendance was at least 75% for each director. All current members of the Board who were then serving as directors also either attended the 2022 annual meeting of shareholders either in person or virtually.
The Board of the Company is currently composed of 13 directors classified into three classes. There are now six Class I directors, four Class II directors, and three Class III directors. One class of directors is elected each year for a term of three years. The term of the current Class I directors, Dr. Eugene Banucci, Edward G. Galante, Alison A. Quirk, Thomas J. Shields, Shelley Stewart, Jr. and John R. Welch, will expire at the 2023 annual meeting, and because Dr. Banucci and Mr. Shields will not stand for re-election at the annual meeting, their terms as directors will expire upon the completion of the meeting. The Board has nominated the other four current Class I directors, namely, Edward G. Galante, Alison A. Quirk, Shelley Stewart, Jr., and John R. Welch, to stand for re-election as Class I directors.

Board Matrix
The following matrix provides information regarding the 11 members of our Board who are proposed to serve upon completion of the 2023 annual meeting as described above, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business and corporate structure. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience, or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the members of the Board.
As more fully described above under “Board of Directors and Corporate Governance - Board Committees,” the Board's Corporate Governance Committee, which is composed solely of independent directors, is responsible for selecting nominees to recommend to the full Board for election as directors. In that capacity, the Corporate Governance Committee and the full Board determine on an annual basis the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. While the Corporate Governance Committee and the full Board do not have any formal policy with regard to gender or racial diversity, the Corporate Governance Committee and the full Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders and is one of the factors that they consider when identifying individuals for Board membership. The following tables summarize the proposed composition of the Company's Board upon the completion of annual meeting:
In evaluating the suitability of individual Board members, the Corporate Governance Committee and the full Board take into account many factors in addition to high personal and professional ethics, integrity, and values, including particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, sales, management, engineering and technology, cybersecurity risk experience, and personal, educational, and professional background. The Corporate Governance Committee and the full Board evaluate each individual in the context of the Board as a whole, with the objective of recommending nominees for election as director who can best enhance the success of the Company and represent shareholder interests through the exercise of sound judgment, using the diversity of experience of the various directors. In choosing individuals to recommend for nomination to the Board, the Corporate Governance Committee seeks individuals with particular skills complementary and additive to those currently held by the Board or knowledge and experience that the Board is likely to need in the future. The Board also has a policy under which each director who wishes to stand for re-election will be evaluated by the other members of the Board based on such director’s contributions to the activities of the Board prior to being nominated by the Board for re-election.
Board Nomination Process
In the past, all nominees for the Board have been submitted to the Corporate Governance Committee by members of the Board. However, the Corporate Governance Committee will also consider shareholder recommendations for Board candidates. For any candidate properly proposed by a shareholder as described in the following paragraph, the Corporate Governance Committee will use the same evaluation criteria as are described above in assessing such candidate for purposes of potential recommendation to the Board.
For the 2024 annual meeting of shareholders, any shareholder wishing to propose a candidate for consideration by the Corporate Governance Committee should deliver a notice addressed to Chair, Corporate Governance Committee, in the manner described above under “Board of Directors Overview - Communications to the Independent Directors.” Such notice should be delivered by not later than the close of business on the seventh day following the day on which notice of the date of the 2024 annual meeting was provided or public disclosure of such date was made, whichever is earlier. Such notice should include the name of the proposed candidate for election as a director and a brief biography, a document indicating the candidate's willingness to serve, evidence of the nominating person's ownership of Company stock, and certain other information about the candidate and the shareholder which is described in Article II, Section 2(b) of the Company’s Amended and Restated By-Laws. A copy of the Company's Amended and Restated By-Laws as now in effect is available over the Internet at the SEC's website at http://www.sec.gov as Exhibit 3.4D to the Company's Report on Form 8-K filed on March 16, 2022, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.
Current Directors and Nominees
The following paragraphs provide information as of the date of this proxy statement about each of the Company's 13 current directors. The directors include the four current Class I directors standing for re-election at the annual meeting, namely Edward G. Galante, Alison A. Quirk, Shelley Stewart, Jr., and John R. Welch, the seven current directors who are not standing for re-election at the annual meeting but will continue to serve in accordance with their current terms as Class II directors until 2024 or Class III directors until 2025, and the two current Class I directors who are not standing for re-election and whose terms will expire upon the completion of the annual meeting.
The information includes age, positions, principal occupation and business experience for the past five years, the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years, and any material legal proceedings during the past ten years which might be relevant to service as a director. The information also includes the committees that the individuals will serve on starting at the close of the 2023 annual meeting. In addition to the information presented below regarding each director's specific experience, qualifications, attributes, and skills that led the Corporate Governance Committee and full Board to conclude that he or she should serve as a director, the Corporate Governance Committee and Board also believe that all of the directors have high personal and professional ethics, integrity and values, and each of them has demonstrated business acumen, sound judgment, and a commitment of service to the Company.
Current Directors Standing for Re-election at the Meeting:

Edward G. Galante Age: 72 Director Class: I Director Since: 2010 2023 Committees: Lead Director Environmental, Health and Safety
Mr. Galante retired in 2006 after more than 30 years with Exxon Mobil Corporation. Prior to his retirement, he most recently served as a Senior Vice President and member of the Management Committee. His principal responsibilities included the worldwide Downstream business: Refining & Supply, Fuels Marketing, Lubricants and Specialties Marketing and Research, and Engineering. He was also responsible for Exxon Mobil's corporate Public Affairs and Safety, Health and Environmental activities. Mr. Galante received his Bachelor of Science degree in civil engineering from Northeastern University, and he now serves as a Vice Chairman of Northeastern's Board of Trustees. He is a director of Celanese Corporation (NYSE: CE), where he chairs the compensation and management development committees and serves on the environmental, health, safety, quality and public policy committee, and Marathon Petroleum Corporation (NYSE: MPC), where he chairs the compensation and organizational development committee and serves on the sustainability committee. Within the past five years, Mr. Galante was also a director of Linde plc (NYSE:LIN), where he chaired the compensation and executive development committee and sat on the audit committee. Mr. Galante is also a director of the United Way Foundation of Metropolitan Dallas and of Artis-Naples.

Skills and Qualifications:

In addition to his extensive experience with Exxon Mobil in the oil and gas industry, Mr. Galante's services as a director and board committee member of three other major public companies give him valuable insight into corporate governance, public affairs, environmental, compensation, and audit matters.

Alison A. Quirk Age: 61 Director Class: I Director Since: 2022 2023 Committees: Compensation (Chair) Corporate Governance
Ms. Quirk is the former Executive Vice President, Chief Human Resources and Citizenship Officer at State Street Corporation. Ms. Quirk retired from State Street in 2017 where she worked for 15 years, the last seven as a member of the company’s senior-most strategy and policy making group. As Chief Human Resources and Citizenship Officer, she was responsible for all aspects of human resources and corporate citizenship, leading a global team of more than 500 people. Prior to State Street, Ms. Quirk spent two decades in human resources and business planning roles at FleetBoston Financial, Liberty Financial Companies and Boston Financial Data Services, Inc. Ms. Quirk is an independent non-executive director of Janus Henderson Group plc (NYSE/ASX:JHG), where she is the chair of the compensation committee. She is also a member of the compliance committee of Wynn Resorts, Limited (NASDAQ:WYNN) responsible for ensuring compliance with federal, state, local and gaming laws. She is also an advisor for King Boston, a not-for-profit organization focused on equity and economic justice. She previously served on the Legg Mason Board of Directors as a member of the finance committee and the nominating and governance committees, as well as chairperson of the compensation committee. She also served on a special committee of the board that oversaw the sale of Legg Mason. She holds a bachelor’s degree in Communications from the University of New Hampshire.
Skills and Qualifications:

Ms. Quirk brings valuable board-level experience advising on corporate strategy, mergers and acquisitions, and company growth objectives. Her background as a senior human resources executive fully aligns with the Company’s initiatives around recruiting, retention, diversity and inclusion, and employee engagement.

Shelley Stewart, Jr. Age: 69 Director Class: I Director Since: 2022 2023 Committees: Audit Environmental, Health and Safety
Mr. Stewart leads the consulting firm Bottom Line Advisory LLC as Managing Partner. Mr. Stewart retired in 2018 after six years as Chief Procurement Officer at DuPont where he led procurement, global sourcing and logistics, as well as real estate and facility services. Prior to joining DuPont in 2012, he spent nearly a decade at Tyco International, where he was Senior Vice President of Operational Excellence and Chief Procurement Officer and oversaw multiple Lean Six Sigma initiatives. Previously, he held senior executive supply chain positions at Raytheon and Invensys PLC. He also spent 19 years at United Technologies Corporation where he held numerous positions around global sourcing. Mr. Stewart currently serves on the boards of Otis Worldwide Corporation (NYSE:OTIS) and Kontoor Brands Inc. (NYSE:KTB), where he sits on their nominating and governance and audit committees. He also serves on the Board of Trustees of Howard University and the Board of Governors for the University of New Haven. He previously spent several years serving on the board of directors for the Institute for Supply Management. He holds a bachelor’s degree and master’s degree in criminal justice from Northeastern University and received his MBA from the University of New Haven.
Skills and Qualifications:
Mr. Stewart brings significant expertise in areas such as logistics, supply chain management, and operational improvement. His strategic insights, combined with his chemical industry background, will be a significant asset to Clean Harbors as the Company continues to execute its growth strategy.

John R. Welch Age: 66 Director Class: I Director Since: 2014 2023 Committees: Compensation Environmental, Health & Safety
Mr. Welch retired as a Senior Partner from McKinsey & Company, an international consulting firm, in 2015 after 30 years, and is now a Senior Partner Emeritus. While at McKinsey, he served clients across a variety of industries, served as the Managing Partner of McKinsey’s New England Practice from 2007 to 2012, and led the Firm's Strategy Practice from 2001 to 2005. Prior to joining McKinsey, Mr. Welch was a project engineer with Hooker Chemical and with Caltex Petroleum, and worked in the Municipal Lending Group at Bank of America. Mr. Welch is currently an Executive Partner at Bridge Growth Partners, LLC, a private equity firm and he previously served on the board of Finalsite, a private software company. He holds an MBA from the University of Chicago, and BS and MS degrees in chemical engineering from Cornell University.
Skills and Qualifications:
Mr. Welch brings to the Board his considerable experience in business consulting, operations, and finance.

Continuing Directors Not Standing for Re-election at the Meeting:

Alan S. McKim Age: 68 Director Class: II Director Since: 1980 Committees: None
Mr. McKim founded the Company in 1980 and has served as the Chairman of the Board of Directors since its founding. From the Company’s founding in 1980 through March 31, 2023, Mr. McKim also served as the Company’s Chief Executive Officer and President. Effective March 31, 2023, the Board appointed Michael L. Battles, the Company’s former Chief Financial Officer, and Eric W. Gerstenberg, the Company’s former Chief Operating Officer, as Co-Chief Executive Officers and Co-Presidents, and Mr. McKim, while remaining as the Company’s Executive Chairman of the Board, also was appointed the Company’s Chief Technology Officer. Mr. McKim holds an MBA from Northeastern University's D'Amore - McKim School of Business and an honorary doctorate from the Massachusetts Maritime Academy. He serves on Northeastern University's Board of Trustees and South Shore Health's Board of Directors.
Skills and Qualifications:
Mr. McKim is recognized as an industry leader, with more than four decades of experience in the environmental services business. He is also the largest individual shareholder of the Company, and his interests are therefore significantly aligned with those of the other shareholders.

Karyn Polito Age: 56 Director Class: II Director Since: 2023 2023 Committees: Audit Corporate Governance
Ms. Polito is the Principal of Polito Development Corporation, a commercial and industrial real estate development firm. She served as 72nd Lieutenant Governor of Massachusetts from 2015 to 2023. Prior to her election as Lieutenant Governor, Ms. Polito was a member of the Massachusetts House of Representatives and a Partner at Milton, Laurence & Dixon, LLP. She serves as an Independent Director for Berkshire Hills Bancorp, Inc (NYSE:BHLB), where she serves on risk management, capital and compliance committee as well as the corporate responsibility and culture committee. She holds a Bachelor of Science from Boston College and a Juris Doctor from New England Law.
Skills and Qualifications:
Ms. Polito brings to the Board a wealth of experience across the public and private sectors, including environmental issues, government, regulatory and public affairs, as well as serving on the board of another public company.

John T. Preston Age: 73 Director Class: II Director Since: 1995 2023 Committees: Compensation Corporate Governance (Chair)
Mr. Preston is the Managing Partner of TEM Capital, a private equity investment company, and is currently a director of numerous private companies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology (“MIT”). Prior to that he was the Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston's prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, the National Aeronautics and Space Administration, and the National Technology Board of Singapore. He holds a BS in Physics from the University of Wisconsin and an MBA from Northwestern University.
Skills and Qualifications:
Mr. Preston brings to the Board his considerable experience in technology development, corporate growth and corporate governance. Mr. Preston also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.

Marcy L. Reed Age: 60 Director Class: II Director Since: 2021 2023 Committees: Audit (Chair) Environmental, Health and Safety
Ms. Reed retired in 2021 after more than 30 years with National Grid, an investor owned public utility providing New York, Rhode Island and Massachusetts with natural gas and electricity for homes and businesses. Prior to her retirement, she served for the past decade as President of National Grid Massachusetts and Executive Vice President U.S. Energy Policy and Social Impact. She has been a certified public accountant since 1988. A frequent speaker on topics of leadership, energy policy, innovation, and the evolving energy paradigm, she has been recognized with numerous leadership and philanthropic awards, including being named three times as one of Boston’s Top 100 Leaders. In February 2022, Ms. Reed joined the board of Edison International (NYSE:EIX), the parent company of Southern California Edison. She serves as an independent director for Blue Cross Blue Shield of Massachusetts and is on the board of Northeastern University, chairing the audit committees of both entities. She also is a board member of Qualus, a private equity-backed electric power engineering company. Ms. Reed previously served as board chair of The Partnership, Inc., an organization working to build racially diverse leadership pipelines. She earned an AB in Economics from Dartmouth College and an MS in Accounting from Northeastern University, and holds Executive Education Certificates from the Wharton School of the University of Pennsylvania and INSEAD.
Skills and Qualifications
Ms. Reed brings to the Board her considerate experience in the energy industry, accounting, and regulatory matters. She qualifies as an “audit committee financial expert” under Regulation S-K under the Securities Exchange Act of 1934.

Andrea Robertson Age: 65 Director Class: III Director Since: 2004 2023 Committees: Audit Corporate Governance
Ms. Robertson was the Group Executive, Corporate Treasurer of MasterCard Worldwide from 2003 to June 2010. From 1996 to 2003, she held financial management positions with RR Donnelley & Sons Company, and from 1984 to 1996 with International Business Machines Corporation. From 1979 to 1982, she was an auditor with Coopers & Lybrand. She holds a BS in Accounting from Merrimack College and an MBA in Finance/Management Information Systems from the University of Chicago. She is a certified public accountant. She sits on the Leadership Council of Prevent Child Abuse America.
Skills and Qualifications:
Ms. Robertson brings to the Board her considerable knowledge and experience in finance and risk management from her training as an accountant and her work in financial management positions. She qualifies as an “audit committee financial expert” under Regulation S-K of the Securities Exchange Act of 1934.

Lauren C. States Age: 66 Director Class: III Director Since: 2016 2023 Committees: Compensation Environmental, Health and Safety (Chair)
Ms. States retired in 2014 after more than 36 years with IBM Corporation. Prior to her retirement, she served as Vice President, Strategy and Transformation for IBM’s Software Group and as a member of the Growth and Transformation senior leadership team. Her principal responsibilities included leading the global sales force strategy and go-to-market for IBM’s multi-billion dollar software business. From 2008 to 2013, she was a leader in the company’s transformation to cloud computing, working with clients to provide insights to the company’s strategy and serving as Chief Technology Officer in the corporate strategy function. Over her career, she has served in a broad variety of roles including technology, transformation, sales and talent development. Ms. States received her BS in Economics from The Wharton School of the University of Pennsylvania. In 2015, she completed a Fellowship with Harvard University’s Advanced Leadership Initiative. She is a director of Webster Financial Corporation (NYSE:WBS) and NetBase Quid, a privately held company and, through early 2023, served on the board of Diebold Nixdorf Inc. (NYSE:DBD). Ms. States is devoted to community service and serves on the boards of Code Nation and the New England Science and Sailing Foundation, equipping students in under-resourced communities to pursue careers in science and technology. She is also as a Trustee for International House, New York.
Skills and Qualifications:
Ms. States brings to the Board her considerable experience in sales, technology, and strategy at a major technology company, as well as from serving as a director of another public company. Ms. States also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.

Robert J. Willett Age: 55 Director Class: III Director Since: 2019 2023 Committees: Compensation Corporate Governance
Mr. Willett is the President and Chief Executive Officer of Cognex Corporation (NASDAQ: CGNX), a machine vision company, where he oversees all aspects of strategy and operations. He joined Cognex in 2008 as Executive Vice President and President of the Modular Vision Systems Division. He was promoted to President and Chief Operating Officer in 2010 and to Chief Executive Officer in 2011. Before joining Cognex, he served as Group Vice President of Business Development and Innovation for the Product Identification business group at Danaher Corporation (NYSE:DHR), a diversified manufacturer of industrial controls and technologies. Prior to that, he served as President of Danaher subsidiary Videojet Technologies. From 1998 to 2003 Mr. Willett served as Chief Executive Officer of Willett International Ltd., a $125 million private coding company with 30 wholly owned sales companies around the world, which he sold to Danaher in 2003. Mr. Willett holds a BA from Brown University and an MBA from Yale University.
Skills and Qualifications:
As the chief executive officer of a public machine vision company, Mr. Willett has a deep industrial and technology background and expertise in leadership development. He serves as valuable resource as the Company continues to execute its growth strategy.

Current Directors With Expiring Terms:

Dr. Eugene Banucci Age: 79 Director Class: I Director Since: 2008 Previous Director role: Lead Director Environmental, Health and Safety Committee
Dr. Banucci was the founder and former Chairman and CEO of ATMI, Inc. (“ATMI”), a public company that was acquired by Entegris Inc. (NASDAQ: ENTG) in 2014. ATMI was a supplier of specialty materials to the worldwide semiconductor industry. Dr. Banucci served as Chief Executive Officer of ATMI from its founding in 1986 until the beginning of 2005. Until recently, he served on the board of directors and audit committee of Cognex Corporation (NASDAQ: CGNX) and still serves on the boards of directors of several private companies. Dr. Banucci holds a BA from Beloit College and a Ph.D. in chemistry from Wayne State University.
Skills and Qualifications:
Dr. Banucci brings to the Board considerable experience and skills in growing and managing companies, as well as from serving as the Chairman and CEO and/or director of two other public companies.

Thomas J. Shields Age: 76 Director Class: I Director Since: 1999 Previous Director role: Audit Committee Compensation Committee (Chair)
Mr. Shields is a former Managing Director of and current Senior Advisor to Shields & Company, Inc., a private investment banking firm that he co-founded in 1991. He has served in the past on the boards of several public and private companies and now serves as a director and chairman of the audit committee of Jones & Vining, Inc., a private company. Mr. Shields is a graduate of Harvard College and Harvard Business School, and formerly served on Harvard University's Advisory Committee for Shareholder Responsibility. He currently serves on the Board of New England Wildlife Center.
Skills and Qualifications:
Mr. Shields brings to the Board his considerable knowledge and experience in financial and investment banking matters. He qualifies as an “audit committee financial expert” under Regulation S-K under the Securities Exchange Act of 1934.

Election of each of the four Class I directors standing for re-election will require the affirmative vote of the holders of a majority of the total shares of common stock cast on such election at the annual meeting. Unless otherwise specified therein, shares represented by the accompanying form of proxy will be voted to re-elect Edward G. Galante, Alison A. Quirk, Shelley Stewart, Jr., and John R. Welch as Class I directors of the Company for a three-year term until the 2026 annual meeting of shareholders and until their respective successors shall be duly elected. In the event that any of the nominees is unable to stand for election (which is not now contemplated), the holders of the accompanying form of proxy will vote for the election of a nominee(s) acceptable to the remaining members of the Board of Directors. The Board recommends shareholders vote “FOR” the election of Edward G. Galante, Alison A. Quirk, Shelley Stewart, Jr., and John R. Welch as Class I directors.

DIRECTOR COMPENSATION
During 2022, the Company paid an annual cash retainer fee of $81,000 to each non-employee director, plus $65,000 for serving as the Lead Director, $24,000 for serving as the Chair of the Audit Committee, $15,000 for serving as the Chair of the Compensation Committee, and $12,000 for serving as the Chair of the Corporate Governance Committee or the Environmental, Health and Safety Committee. Directors are not paid for attendance at meetings, but non-employee directors are reimbursed for expenses they incur in connection with service on the Board and its committees. The Company does not provide any pension, deferred compensation, or charitable award programs to any of its non-employee directors. Directors who are employees of the Company do not receive any additional compensation for serving as directors.
In addition to the cash compensation described above, immediately following the 2022 annual meeting of shareholders, each non-employee director either elected at the annual meeting or then continuing to serve as a director received under the Company’s 2020 Stock Incentive Plan such number of restricted shares of the Company's common stock as had a market value of approximately $165,000 on the date of such meeting, resulting in a grant of 1,849 restricted shares to each non-employee director serving as of that date. In connection with their appointment effective August 31, 2022, as additional non-employee directors, each of Alison A. Quirk and Shelley Stewart, Jr., received 1,098 restricted shares of the Company’s common stock which then had a market value of approximately $120,758. Additionally, in connection with her appointment effective March 16, 2023, Karyn Polito received 242 restricted shares of the Company's common stock which then had a market value of approximately $32,203.

All of the restricted shares granted to the non-employee directors immediately following the 2022 annual meeting or in connection with their appointment as non-employee directors effective August 31, 2022 and March 16, 2023, are for services provided as non-employee directors through the start of the 2023 annual meeting of shareholders and will vest at that time provided such directors continue to serve as directors through such date.
The following table describes the compensation paid by the Company during 2022 to each of the persons who served as non-employee directors:

Name	Fees Earned	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Eugene Banucci	$146,000	$164,043	$—	$—	$310,043
Edward G. Galante	93,000	164,043	—	—	257,043
John T. Preston	81,000	164,043	—	—	245,043
Alison A. Quirk(3)	27,000	120,758	—	—	147,758
Marcy L. Reed	81,000	164,043	—	—	245,043
Andrea Robertson	105,000	164,043	—	—	269,043
Thomas J. Shields	96,000	164,043	—	—	260,043
Lauren C. States	81,000	164,043	—	—	245,043
Shelley Stewart, Jr.(3)	27,000	120,758	—	—	147,758
John R. Welch	93,000	164,043	—	—	257,043
Robert J. Willett	81,000	164,043	—	—	245,043
____________________________
(1)    The fair value of stock awards is calculated based on the value of the awards on the respective dates of grant using the closing price of the Company's common stock on such date. As of December 31, 2022, each non-employee director serving as of that date, other than Alison A. Quirk and Shelley Stewart, Jr., held 1,849 unvested restricted shares and each of Alison A. Quirk and Shelley Stewart, Jr. held 1,098 unvested restricted shares.
(2)    None of the non-employee directors were granted any stock options during 2022, nor do they currently hold any stock options.
(3)    Alison A. Quirk and Shelley Stewart, Jr. were appointed to the Board as additional directors effective August 31, 2022. Karyn Polito is not included in the table above because she was not appointed as a director until March 16, 2023.

EXECUTIVE OFFICERS
As of March 31, 2023, the Company’s executive officers and their respective ages are as follows:

Name	Age	Position
Michael L. Battles	54	Co-Chief Executive Officer and Co-President
Eric W. Gerstenberg	54	Co-Chief Executive Officer and Co-President
Alan S. McKim	68	Executive Chairman of the Board and Chief Technology Officer
Eric J. Dugas	45	Executive Vice President and Chief Financial Officer
George L. Curtis	64	Executive Vice President, Pricing & Proposals*
Sharon M. Gabriel	47	Executive Vice President and Chief Information Officer*
Robert Harrison	52	Executive Vice President, Health & Safety*
Melkeya McDuffie	49	Executive Vice President and Chief Human Resources Officer*
Robert E. Speights	53	President, Industrial Services*
Brian P. Weber	55	Executive Vice President and President, Safety-Kleen Sustainability Solutions*
_________________________
*    Officer of a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.
Michael L. Battles was appointed effective March 31, 2023, by the Board as the Company’s Co-Chief Executive Officer and Co-President. Mr. Battles joined the Company in September 2013 as Senior Vice President, Corporate Controller and Chief Accounting Officer and was appointed as Executive Vice President and the Company's Chief Financial Officer in January 2016. Mr. Battles previously served in a variety of senior financial positions at PerkinElmer Inc., a global leader in human and environmental health. His roles included financial leadership of the Human Health business, Chief Accounting Officer, and acting Chief Financial Officer. Prior to PerkinElmer, Mr. Battles worked for Deloitte & Touche LLP in the firm's audit function including an assignment in the firm's National Office in accounting research. Mr. Battles is a member of the board of directors of Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management service company, and serves on its audit and nominating and ESG committees. Mr. Battles holds a BS in Business Administration with a concentration in Accounting from the University of Vermont and is a certified public accountant. He also has a Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University.
Eric W. Gerstenberg was appointed effective March 31, 2023, by the Board as the Company’s Co-Executive Officer and Co- President. He had been previously appointed as the Company’s Chief Operating Officer in January 2015. Mr. Gerstenberg started with the Company in 1989 in Field Operations. From 1989 to 1997, he held a variety of management positions including General Manager of multiple facilities. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately-owned environmental services company. Mr. Gerstenberg rejoined the Company in June 1999 as Executive Vice President - Environmental Services and became President, Environmental Services in June 2014. Mr. Gerstenberg holds a BS in Engineering from Syracuse University. In 2017, he attended and received certification at the Harvard Business School Advanced Management Program (AMP193).
Alan S. McKim founded the Company in 1980 and is Executive Chairman of the Board of Directors and Chief Technology Officer. He has been a director of the Company since its formation. Mr. McKim also served as the Company’s Chief Executive Officer from 1980 until March 31, 2023. Mr. McKim holds an MBA from Northeastern University.
Eric J. Dugas is Executive Vice President and Chief Financial Officer. He was appointed to that position effective March 31, 2023 and was previously Senior Vice President, Finance and Chief Accounting Officer since January 2016. He also continues to serve as the Company’s principal accounting officer. Prior to joining the Company in March 2014 as Director of External Reporting and Technical Accounting, Mr. Dugas spent 13 years with Deloitte & Touche LLP where he was engaged in an assignment in the firm's National Office in accounting research and held several positions of increasing management responsibility. Mr. Dugas holds a BS in Accounting from Boston College and is a certified public accountant. In 2019, he attended and received certification at the Harvard Business School Advanced Management Program (AMP196).
George L. Curtis is Executive Vice President, Pricing & Proposals. Mr. Curtis joined the Company in 1980, and has served in a variety of management positions, the most recent of which were Senior Vice President of Pricing and Proposals and Vice President of Marketing. Mr. Curtis holds a BA in Biology from Columbia University and an MBA from Northeastern University.
Sharon M. Gabriel is Executive Vice President and Chief Information Officer. She was appointed to that position in October 2018. She joined Clean Harbors in 2001 and has held a variety of positions of increasing responsibility with the most recent prior position being Senior Vice President of Management Information Systems. Ms. Gabriel is leading the Company’s push toward innovative technologies related to artificial intelligence, robotic process automation, and many mobility applications and manages the Company's cybersecurity and cyber incident preparedness and response. She holds a BS in Environmental Science from New England College.
Robert Harrison is Executive Vice President, Health & Safety. He joined the Company in November 2022. Prior to joining the Company, Mr. Harrison was most recently the Health, Safety and Environmental (HSD) and Quality Vice President for Air Liquide American Corporation where he supported more than 800 locations and six business units that included responsibility for 2,000 miles of pipeline. Previously, Robert held the positions of HSE director for Halliburton and for Rolls Royce. Prior to that, he held health and safety managerial roles at Honeywell and 3M. Robert holds a Master of Science and Bachelor of Arts degrees in Occupational Safety and Health from Murray State University in Murray, Kentucky. He is also a Six Sigma Greenbelt, Certified Safety Professional, and Certified Industrial Hygienist.
Melkeya McDuffie is Executive Vice President and Chief Human Resources Officer. Ms. McDuffie joined the company in February 2022. Ms. McDuffie previously served in a variety of senior human resources roles with Waste Management, a national leader in Environmental Services. Most recently, Ms. McDuffie served as Chief Human Resources Officer for The Wallace Foundation, a large private philanthropic organization based out of New York City. Ms. McDuffie holds an MBA from York St. John University. She also received a certification in Labor Relations from Cornell University and a certification in Global Business from Harvard Business School.
Robert E. Speights is President, Industrial Services. He joined the Company in October 2018, as Chief Sales Officer, following a lengthy career in a variety of executive sales and operations roles and became President, Industrial Services in early 2021. Prior to joining the Company, he was most recently with Aegion Corporation as Senior Vice President and Chief Sales Officer where he implemented strategic long-term growth plans for its 12 companies that accounted for more than $1.4 billion in revenue. Previously, he was Senior Vice President Business Development, Marketing, and Strategy for Safety Services at Transfield Services with revenues of $5.4 billion. Prior to Transfield, he held a variety of sales, business development and operations roles over a 20-year span at several industrial companies. He attended the University of Southern Mississippi and Pearl River College.
Brian P. Weber was appointed is Executive Vice President, and President, Safety-Kleen Sustainability Solutions effective March 31, 2023. Mr. Weber joined the Company in 1990. Throughout his tenure with the Company, he has served in a variety of management positions including, prior to his current position, Executive Vice President, Corporate Planning and Development, and Senior Vice President of Transportation, Vice President of Strategic Initiatives, Vice President of Central Services, and Vice President, Technical Services. Mr. Weber holds a BS in Business Management from Westfield State College.

RELATED PARTY TRANSACTIONS
The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval or ratification of related party transactions. That policy generally defines related party transactions as current or proposed transactions in excess of $120,000 in which (a) the Company is a participant and (b) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. All executive officers and directors are required to notify the General Counsel of the Company as soon as practicable of any proposed transaction that they or their immediate family members are considering entering into that involves the Company. The General Counsel will determine whether potential transactions or relationships constitute related party transactions that should be referred to the Audit Committee. Any member of the Audit Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.
Under the written charter of the Audit Committee of the Company’s Board of Directors, the Audit Committee reviews and, if the Audit Committee deems appropriate, approves all related party transactions which are required to be disclosed in the Company’s filings with the Securities and Exchange Commission, and the Company’s Board of Directors has appointed the Audit Committee to be responsible for overseeing the Related Party Transactions Policy. The Audit Committee is composed solely of directors who satisfy the independence requirements of the New York Stock Exchange for membership on such committee.
Under the Related Party Transaction Policy, the Audit Committee reviews a detailed description of each proposed related party transaction and, in deciding whether or not to approve that transaction, considers, among other factors it deems appropriate, (i) whether the related party transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related party transaction was initiated by the Company or a Company subsidiary or the related party, (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party, (vi) the related party's interest in the related party transaction and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Related Party Transaction Policy provides that certain types of Related Party Transactions shall be deemed to be pre-approved or ratified, as applicable, by the Audit Committee, even if the aggregate amount involved will exceed $120,000, unless specifically determined otherwise by the Audit Committee. Those types of Related Party Transactions include (a) executive officer compensation and benefit arrangements; (b) director compensation arrangements; (c) any transaction between the Company and any entity in which a related party has a relationship solely as an employee (other than an executive officer), director, or less than 10% equity interest, or if the aggregate amount involved in the transaction does not exceed the greater of $1,000,000 or two percent of the other entity’s consolidated gross revenues; (d) any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relation is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of the charitable organization’s total revenues; (e) any transaction where all of the Company’s shareholders receive proportional benefits; (f) any transaction where the rates or charges involved are determined by competitive bids; (g) any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (h) certain banking-related services; and (i) any indemnification and advancement of expenses made pursuant to the Company’s Articles of Organization or By-Laws or pursuant to any agreement. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Related Party Transaction deemed pre-approved pursuant to this paragraph shall be provided to the Audit Committee for its review.
During the fiscal year from January 1 to December 31, 2022, the Company paid compensation to certain persons affiliated with a director or executive officer of the Company:
(i) compensation of approximately $775,000 to William McKim (the son of Alan S. McKim, the Company’s Chairman of the Board and Chief Technology Officer) for his employment by a subsidiary of the Company (of which William is an Executive Vice President), including cash and equity awards granted during 2022; and
(ii) compensation of approximately $133,000 to Robert P. Smith (the son-in-law of Alan S. McKim), for his employment by a subsidiary of the Company.

These transactions occurred in the Company's normal course of operations at rates comparable to those which would have been obtainable from unaffiliated third parties. Such transaction involved executive compensation subject to the standing pre-approval for certain transactions under the Board's Related Party Policy discussed above.
Except as described above, there have been no other related party transactions required to be disclosed under Item 404(a) of Regulation S-K during the past fiscal year.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 2 on Proxy Form)
The Company's Board of Directors is seeking an advisory vote from the Company's shareholders to approve the compensation of the Company's Named Executive Officers, as described under "Compensation Discussion and Analysis” and "Executive Compensation Tables" below in this proxy statement and other executive compensation disclosures in this proxy statement. Acting in response to the advisory vote taken by the Company's shareholders at the 2017 annual meeting, the Company's Board of Directors has continued to hold such a “say-on-pay” advisory vote on an annual basis.
As discussed under “Compensation Discussion and Analysis” in this proxy statement, the Board's Compensation Committee, with assistance from its independent consultant, has structured the Company's compensation programs to emphasize pay-for-performance. The compensation opportunities provided to the Company's Named Executive Officers, as well as the Company's other executives, are highly dependent on the Company's and the individual's performance, which in turn drives the enhancement of shareholder value. The Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward, and retain executive talent required to achieve the Company's corporate objectives and to align with the interests of the Company's long-term shareholders.
Shareholders have the opportunity to vote for or against or to abstain from voting on the following non-binding resolution relating to executive compensation:
“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the executive compensation tables, and other executive compensation disclosures in this proxy statement.”
In deciding how to vote on this proposal, shareholders are encouraged to consider the description of the Compensation Committee's executive compensation philosophy and decisions described below in the proxy statement under “Compensation Discussion and Analysis” and “Executive Compensation Tables,” as well as the following items:
•All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program designs, practices, and amounts awarded to the Company's executive officers. In connection with management compensation for the 2022 fiscal year and certain prior years, the Compensation Committee engaged and received advice from CFS Consulting, Inc., an independent third-party compensation consulting firm which has not provided other services to the Company. The Compensation Committee and that consultant selected a peer group of companies to compare to the Company's executive officers' compensation, taking into account the compensation consultant's recommendations. On May 24, 2022, the Committee retained Meridian Compensation Partners, also a firm specializing in development and implementation of executive compensation systems, to perform market surveys (including, in particular, preparing a revised list of peer group companies) and prepare reports on compensation for executive officers for 2023 and potential future years.
•The Compensation Committee has established an executive compensation program that attracts and retains talented executives and aligns executive performance with the creation of shareholder value.
•All equity incentives and substantially all cash bonuses granted to the Company’s executive officers and other senior managers for the past nine years have been made exclusively in accordance with the terms of plans approved by the Company’s shareholders, and the Company has not granted any stock options to any of its executive officers and other senior managers in more than ten years.
•The Compensation Committee believes in pay-for-performance. Cash bonuses and a majority of long-term equity incentives are linked directly to key performance metrics. Performance-based restricted shares awarded to the Named Executive Officers become vested only if performance is achieved and such shares will not become vested simply with the passage of time.

•The Compensation Committee's actions reflect its pay-for-performance philosophy. In March 2023, in light of the Company’s strong performance in 2022, the Compensation Committee awarded cash bonuses for 2022 equal to 99% of the respective maximum total potential cash bonus target opportunity for the CEO and other Named Executive Officers which the Compensation Committee had authorized in January 2022 under the Company’s cash incentive plan aligned with the Company-wide performance criteria.
•The Compensation Committee has not selected total shareholder return, or “TSR,” as a key performance metric for determining compensation payable to the Named Executive Officers because the Committee believes such compensation should be based on the Company’s performance over which the Named Executive Officers have significant control, as opposed to TSR which is primarily determined by stock market conditions which the Named Executive Officers do not control. However, because a significant portion of the total compensation of the Named Executive Officers is paid in the form of restricted shares, there is a significant correlation between the compensation of the Named Executive Officers and TSR.
•Other than the Key Employee Retention Plan and related severance agreements referenced below, the Company has not entered into term employment agreements with its Named Executive Officers.
•Tax gross-ups are not provided to any executive officers.
•Under the Company's Key Employee Retention Plan and related severance agreements, Alan S. McKim, who served as the Company’s CEO for 2022 and prior years, and now serves as the Company’s Executive Chairman of the Board, has no right to severance payments upon a change-in-control of the Company, and each of the other Named Executive Officers (including Michael L. Battles and Eric W. Gerstenberg who became the Company’s two Co-CEOs effective March 31, 2023) would be entitled to receive such payments only on a “double trigger” basis (which requires that an actual loss of employment or significant change of position occur as a result of the change of control). Furthermore, under the Company’s 2020 Stock Incentive Plan, vesting or exercisability of restricted stock or other equity awards will accelerate in connection with a change-in-control of the Company only if the Named Executive Officer’s employment is involuntarily terminated within 24 months following the change-in-control or, if the change-in-control occurs in connection with an acquisition of the Company, the acquirer of the Company is unwilling to assume or issue substantially equivalent awards in substitution for outstanding awards. In addition, those awards define “change-in-control” to require an actual change in ownership of at least 50% of the Company's outstanding shares or of a majority of the Company's Board of Directors.
•The Company has significant stock ownership guidelines for directors and executive officers.
•The Compensation Committee values the shareholders’ opinions on executive compensation matters and have taken and will continue to take the results of this advisory vote, as well as other advice received from shareholders, into consideration when making decisions regarding the Company’s executive compensation programs. In particular, the Compensation Committee made the following changes to executive compensation, beginning in 2021 in response to advice received from certain major shareholders, namely (i) aligning Company performance goals for short-term cash bonuses to tactical metrics (e.g., Revenue, Adjusted EBITDA, Adjusted Free Cash Flow and Total Recordable Incident Rate), (ii) aligning Company performance goals for long-term performance-based restricted shares to strategic metrics (e.g., Adjusted EBITDA Margin and Adjusted Return on Invested Capital), (iii) eliminating overlap between short-term and long-term compensation performance for the CEO and the other Named Executive Officers, and (iv) extending the future employment vesting requirement for certain prospective long-term performance-based restricted shares to such senior executives to five years. The Compensation Committee believes these changes further enhance the "pay-for-performance" objectives of our executive compensation.
The foregoing advisory resolution on approval of executive compensation will require the affirmative vote of the holders of a majority of the shares represented at the meeting and voted on such proposal. Unless otherwise specified therein, shares represented by the accompanying form of proxy will be voted at the meeting in favor of such proposal. The Board of Directors recommends that shareholders vote “FOR” such advisory proposal.

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Item 3 on Proxy Form)
As described in Proposal No. 2 above, the Company's shareholders are being provided the opportunity to cast an advisory vote on the Company's executive compensation. The advisory vote on executive compensation described in Proposal No. 2 is referred to as a "say-on-pay vote."
This Proposal No. 3 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a proposal for a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.
At the Company’s annual meetings of shareholders held in May 2011 and June 2017, a majority of the shares which were voted at each such meeting on the future frequency of say-on-pay votes were voted in favor of holding a say-on-pay vote every year and, in response to those advisory votes, the Company’s Board of Directors has held or will hold a say-on-pay vote on an annual basis for each of the years 2012 through 2023. Section 14A of the Securities Exchange Act of 1934 requires, in addition to the advisory votes which was held at the Company’s 2011 and 2017 annual meetings, the Company’s shareholders be provided an opportunity not less frequently than every six years to cast a subsequent advisory vote on the frequency of the say-on-pay vote. Accordingly, the Company’s Board of Directors is seeking such a subsequent advisory vote from the Company’s shareholders which will relate to the frequency of the say-on-pay vote for 2024 and subsequent years.
The Board of Directors recommends that shareholders vote to hold say-on-pay votes every year (as opposed to every two years or every three years). Because this proposal is non-binding, there is no legal requirement governing the percentage of shares required to approve such proposal, but the Company's Board of Directors has determined that the alternative (every year, every two years or every three years) which receives the greatest number of affirmative votes (with shares abstaining on such proposal disregarded) will be deemed to have been approved.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis is intended to provide context for the decisions underlying the compensation reported in the Summary Compensation Table below for the Company’s "Named Executive Officers," who are also sometimes referred below to as the "NEOs." For 2022, the Company’s Named Executive Officers consisted of Alan S. McKim, who served throughout 2022 as the Chief Executive Officer (the “CEO”), Michael L. Battles, who served throughout 2022 as the Chief Financial Officer (the “CFO”), and the three other executive officers who were employed by the Company at the end of 2022 and had the highest total compensation for 2022. For 2022, those three other Named Executive Officers were Eric W. Gerstenberg, who served throughout 2022 as Chief Operating Officer, Brian P. Weber, who served throughout 2022 as Executive Vice President, Corporate Planning and Development, and Robert E. Speights, who served throughout 2022 as President, Industrial Services. This Compensation Discussion and Analysis addresses the Company and individual performance goals for senior executive officers, including the Named Executive Officers. Those goals are disclosed in the limited context of the Company’s executive compensation programs and investors should not interpret them as statements of the Company’s expectations or as any form of guidance.
The Company’s executive compensation programs are designed to attract and retain talented executives and align executive performance with Company financial performance and the creation of shareholder value. The Compensation Committee of the Company’s Board of Directors (the “Committee”), which during 2022 consisted of the five independent directors named below (including Alison A. Quirk, who joined the Committee effective August 31, 2022), believes in pay-for-performance. The Committee designs the Company’s compensation programs targeting that at least 70% of the CEO’s and the other Named Executive Officers' total potential compensation is at risk.
The portion of total potential compensation which is at risk consists of (i) cash bonuses which will become payable, and performance-based restricted shares which will vest, only if certain objective goals set by the Committee for performance by the Company or for specific executive officers are satisfied, and (ii) an amount of time-vesting shares whose attainment is dependent upon continued employment of the recipient over the vesting period and whose ultimate value to the employee upon vesting is dependent upon the market price performance of the Company's common stock over the vesting period. The portion of total potential compensation which is not at risk consists of (i) base salaries comparable to those offered by other companies with which the Company competes for executive talent, and (ii) benefits consistent with those available to the Company’s other employees. Furthermore, the Committee has not granted stock options to any of its executive officers in more than ten years.
In designing the total potential compensation for Alan McKim, who served throughout 2022 as the Company’s CEO, the Committee also took into consideration that Mr. McKim is the Company’s founder and largest individual shareholder and therefore his interests are significantly aligned with those of the other shareholders.
As described above, this Compensation Discussion and Analysis is intended to provide context for the decisions underlying the compensation reported in the Summary Compensation Table below for the Company’s Named Executive Officers for the three fiscal years ended December 31, 2022. On November 1, 2022, the Company entered into accepted offer letters with three of the Named Executive Officers for 2022, namely Michael L. Battles, who served during 2022 as the Company’s Executive Vice President and Chief Financial Officer, Eric W. Gerstenberg, who served during 2022 as the Company’s Executive Vice President and Chief Operating Officer, and Alan S. McKim, who served during 2022 as the Company’s Chairman of the Board, President and Chief Executive Officer. Under those letters, effective as of March 31, 2023, Messrs. Battles and Gerstenberg became the Company’s Co-Chief Executive Officers and Co-Presidents, and Mr. McKim ceased being the Company’s Chief Executive Officer and became the Executive Chairman of the Board and was also appointed the Company’s Chief Technology Officer. Messrs. Battles and Gerstenberg also entered into amended and restated severance agreements concurrently with the aforementioned accepted offer letters.
Pursuant to the new letters, there will be changes in the 2023 compensation of those Named Executive Officers commensurate with their role changes. In particular, as of the effective date of March 31, 2023:
(i)    The annual base salary for each of Messrs. Battles and Gerstenberg was increased to $900,000 (compared to their respective annual base salaries for 2022 of $540,000 for Mr. Battles and $625,000 for Mr. Gerstenberg) and the annual base salary for Mr. McKim was reduced to $900,000 (compared to Mr. McKim’s annual base salary for 2022 of $1,265,000);

(ii)    Messrs. Battles, Gerstenberg and McKim will each be eligible to continue to participate in the Company’s Management Incentive Plan, with a cash bonus target opportunity for 2023 equal to 150% of their annual base salary;
(iii)    Messrs. Battles and Gerstenberg will each be entitled to receive for 2023 under the Company’s 2020 Stock Incentive Plan performance shares having a grant date market value of 85% of their base salary and time-vesting shares having a grant date market value equal to 285% of their base salary; and
(iv)     Messrs. Battles and Gerstenberg will each be eligible to receive severance benefits equal to up to 24 months should employment be terminated on or after March 31, 2023 for reasons other than voluntary withdrawal or cause or, under certain circumstances, based on a change in control.
Pursuant to its commitment to pay-for-performance, the Committee has implemented the following compensation related practices as in effect for 2022:
As illustrated in the charts below, 80% of the CEO’s and 79% of the other Named Executive Officers’ total potential compensation for 2022 was at risk and 20% of the CEO's and 46% for the other Named Executive Officers' total compensation was long-term in nature based on the future vesting periods. The charts present the 2022 compensation mixes based on base salaries, as discussed on page 30; the maximum payout of performance-based cash bonuses, as discussed starting on page 31; and the annual eligible value of performance-based and time-vesting restricted shares as discussed starting on page 32.

In establishing the goals for performance-based cash bonuses and performance-based restricted share awards, the Committee has set those goals at levels the Committee believes are sufficiently difficult to achieve in order to provide a significant incentive for participants to improve the Company's performance. The Committee also obtained advice concerning the structuring of the Company's executive compensation plans as in effect for 2022 from CFS Consulting, Inc., and will obtain such advice for 2023 and potentially future years from Meridian Compensation Partners, each of which is a firm specializing in the development and implementation of executive compensation systems.
2022 Results Affecting Executive Compensation
During 2022, the Company had a milestone year for many key financial and non-financial metrics which are aligned to performance-based compensation metrics. In summary:
•The Company’s total revenue for 2022 increased 35.8% to $5.167 billion, compared with $3.806 billion for 2021.
•The Company’s “Adjusted EBITDA” for 2022 increased 51.1% to $1,022.1 million, compared with $676.6 million for 2021. Adjusted EBITDA is reported and reconciled to the Company’s net income on page 36 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 which accompanies this proxy statement. Adjusted EBITDA consists of net income, as determined in accordance with generally accepted accounting principles ("GAAP"), plus accretion of environmental liabilities, stock-based compensation, depreciation and amortization, net interest expense, loss on early extinguishment of debt, loss (gain) on sale of businesses, and provision for income taxes, but excluding other gains, losses and non-cash charges not deemed representative of fundamental segment results and other expense (income), net.
•The Company’s “Adjusted Return on Invested Capital” (“Adjusted ROIC”) for 2022 was 13.2%, compared to 10.7% for 2021. Adjusted ROIC is calculated in the following manner: Adjusted EBITDA (as defined above) less (i) depreciation expense and (ii) an assumed income tax expense calculated using a blended statutory rate and applied to

Adjusted EBITDA less depreciation. This resulting return measure is then divided by the sum of the average stockholders' equity and debt obligation balances for the year, less average excess cash.
Adjusted EBITDA - Depreciation Expense - Income Tax Expense
Average Stockholders' Equity + Average Debt Obligations - Excess Cash
In calculating the return metric shown, amortization expense associated with the Company's intangible assets is excluded from depreciation expense in the numerator and the liabilities associated with finance leases are included in the Average Debt Obligations in the denominator. The assumed blended statutory tax rate utilized was 30%. Excess cash is considered amounts of cash and short-term marketable securities held by the Company in excess of $100 million.
•The Company’s health and safety compliance performance, as measured by the total recordable incident rate (“TRIR”), was 0.73 for 2022, compared with 1.12 for 2021.
•The Company’s “Adjusted Free Cash Flow” ("Adjusted FCF") decreased 11.2% to $289.9 million for 2022, compared to $326.3 million for 2021. Adjusted FCF for 2022 and 2021 is reported and reconciled to the Company's net cash from operating activities on page 39 of the Company's Annual Report on Form 10-K. Adjusted FCF consists of the Company’s cash flow from operations, excluding cash impacts of items derived from non-operating activities, less additions to property, plant and equipment plus proceeds from sales of fixed assets. The decrease in free cash flow in 2022 as compared to 2021 resulted primarily from additional spend on property, plant and equipment, net of proceeds from the sale and disposal of fixed assets in 2022, driven by increased spending associated on the new hazardous waste incinerator in Kimball, Nebraska as well as the HydroChemPSC operations. Higher working capital balances, which developed as a result of the significant growth across the business, also contributed to the cash flow change; however, greater levels of operating income partially offset these decreases.
The Committee established the performance goals for 2022 under the Company’s executive compensation plans in January 2022 using inputs from the 2022 budget, which had been approved by the Board in December 2021, and the performance expectations in January 2022 of the Company’s management for 2022. The actual 2022 results are discussed later in the specific areas within this Compensation Discussion and Analysis.
In March 2023, the Committee awarded cash bonuses of 99% of their respective maximum cash bonus potential to the CEO and the other Named Executive Officers in connection with the Company's results for 2022. Furthermore, because the Company’s Adjusted EBITDA Margin and Adjusted ROIC for 2022 satisfied the respective target levels which the Committee had established in January 2022 under the Company’s stock incentive plan, all of the annual performance awards granted to the CEO and NEOs in 2022 under the Company’s stock incentive plan will fully vest (subject to continued employment) in future periods.
Role of the Compensation Committee
The Committee currently consists of six independent directors. The Committee’s major responsibilities are to recommend to the Company’s Board of Directors the base salary for the Company’s CEO or Co-CEOs (commencing with the Board’s appointment of the two current Co-CEOs effective March 31, 2023), which base salary is then approved by all the independent directors, review and approve the base salaries for the other senior executive officers, administer the Company’s senior management incentive cash bonus and equity incentive plans and review and approve the Company’s other senior management compensation policies. As part of such responsibilities, the Committee administered the Company’s management incentive plan and equity incentive plan described below during 2022.
Near the beginning of each fiscal year, the Committee works with the Company’s CEO or Co-CEOs, CFO, and Chief Human Resources Officer to establish criteria and performance goals for awards under the cash incentive bonus and equity incentive plans. The Company-wide goals are linked to that fiscal year's budget which was approved by the Board the previous December. Over the course of the year, the Committee determines whether any modifications to such goals are appropriate to adjust for extraordinary events such as a major acquisition, divestiture, or a change in GAAP. Following the end of each year, the Committee determines the extent (if any) to which the performance goals for the year were achieved, the amount (if any) of cash bonuses which the Company will pay to the CEO or Co-CEOs and other executive officers for that year, and the number (if any) of performance-based restricted shares which are to vest, subject to continued future employment, based on the Company’s performance during the year. The Committee also considers proposals from the CEO or Co-CEOs and Chief Human Resources Officer in connection with determination of compensation for senior executive officers.

Since December 2016, the Committee has delegated to the Company’s CEO (and, starting March 31, 2023, to the Company’s Total Reward Committee which is currently comprised of the Co-CEOs and Chief Human Resource Officer), authority to issue up to a total of 100,000 performance-based restricted shares and 100,000 time-vesting restricted shares each year under the Company’s stock incentive plans, provided that no one individual may receive more than 3,000 performance-based restricted shares or 3,000 time-vesting restricted shares and no grants (without specific Committee approval) may be made to any Named Executive Officer or other senior executive who reports directly to the CEO or Co-CEOs or any related party. All other cash bonuses and equity incentive awards for the CEO or Co-CEOs and other senior executive officers are granted by the Committee.
Consideration of Shareholder Responses
Our Company is committed to shareholder engagement and we value shareholder input, including the advisory proposal to approve executive compensation, as well as other advice on compensation matters periodically received from shareholders. At the Company’s annual meeting of shareholders held on May 25, 2022, the Company’s shareholders approved an advisory proposal to approve the executive compensation paid by the Company to its Named Executive Officers as described in the Company’s proxy statement for such annual meeting by a favorable vote of 97.9% of the shares cast on such proposal.
The Committee considered the results of that advisory vote in connection with its determination of compensation for 2022 by continuing the “pay-for-performance” philosophy and objectives used in prior years. The Committee believes the shareholders value the following considerations in our compensation plans (i) aligning Company performance goals for short-term cash bonuses to tactical metrics (e.g., Revenue, Adjusted EBITDA, Adjusted Free Cash Flow, and TRIR), (ii) aligning Company performance goals for long-term performance-based restricted shares to strategic metrics (e.g., Adjusted EBITDA Margin and Adjusted Return on Invested Capital), (iii) eliminating overlap between short-term and long-term compensation performance goals for the CEO (or Co-CEOs) and the other Named Executive Officers, and (iv) extending the future employment vesting requirement for long-term performance-based restricted shares to five years. The Committee believes these considerations enhance the "pay-for-performance" objectives of our executive compensation.
Compensation Philosophy and Objectives
The Committee’s fundamental philosophy regarding executive compensation is to (i) offer competitive compensation opportunities in order to attract and retain a talented and motivated work force and (ii) align individual compensation with the goals, values, and priorities of the Company and the interests of its shareholders by making at least 70% of the CEO's and other Named Executive Officers' total potential compensation be at risk. Potential compensation for executive officers currently consists of three basic elements: base salary and benefits, performance-based cash bonuses, and awards of long-term equity incentives through restricted shares.
Use of Compensation Consultants
Under its charter, the Committee has authority to select and retain its own executive compensation consultants, legal counsel and other advisors to assist the Committee in its determinations and, in connection with each such selection and retention, the Committee considers factors that could bear on the independence of each such advisor from the management of the Company. In order to evaluate the competitiveness and appropriateness of the Company’s total compensation and mix of compensation for executive officers, the Committee periodically engaged CFS Consulting, Inc. (“CFS”), a firm specializing in development and implementation of executive compensation systems, to perform market surveys and prepare reports on compensation for executive officers. On February 17, 2022, the Committee retained Meridian Compensation Partners, LLC ("Meridian"), also a firm specializing in development and implementation of executive compensation systems, to advise the Committee during 2022, perform market surveys (including, in particular, preparing a revised list of peer group companies), and prepare reports on compensation for executive officers for 2023 and potentially future years.
In connection with the Committee’s setting of executive compensation, CFS most recently performed their analysis and delivered their report dated July 2020. For their 2020 report, in addition to evaluation of larger regional and national surveys, CFS compiled a list of 20 peer companies from similar industries and, to the extent practicable, with similar market capitalization and revenues to those of the Company. The companies selected by CFS for purposes of its 2020 report were:

Advanced Drainage Systems, Inc.	Helmerich & Payne, Inc.	Stanley Black & Decker, Inc.
Advanced Disposal Services, Inc.	Heritage-Crystal Clean, Inc.	Stericycle, Inc.
Chemed Corp.	Huntsman Group	Tetra Tech Inc.
Covanta Holding Corp.	KBR, Inc.	US Ecology, Inc.
Darling Ingredients Inc.	Iron Mountain, Inc.	Waste Connections, Inc.
EMCOR Group, Inc.	Quanta Services, Inc.	Waste Management, Inc.
Harsco Corp.	Republic Services, Inc.
The 2020 CFS report stated that, while the Company's executive pay philosophy seeks to position the Company’s total pay (at target) to the observed market median value, the Company’s target total pay for 2020 trailed market by more than the typical variance of plus or minus 10% and the Company’s actual executive pay for 2019 was more than 20% below market. The report pointed out that the Company’s grant of long-term equity incentives (particularly for the CEO) was significantly below market.
The Committee considered that report from CFS for purposes of the Committee’s decisions relating to compensation for 2022 as described below in this Compensation Discussion and Analysis. In May of 2022, in advance of preparing a comprehensive study updating the CFS 2020 study, Meridian selected the following companies as a relevant peer group, noting many financial, industry, and qualitative factors:

ABM Industries Incorporated	Heritage-Crystal Clean, Inc.	Stanley Black & Decker, Inc.
Advanced Drainage Systems, Inc.	Huntsman Group	Stericycle, Inc.
Chemed Corp.	KBR, Inc.	Tetra Tech Inc.
EMCOR Group, Inc.	Iron Mountain, Inc.	Waste Connections, Inc.
GFL Environmental Inc.	Quanta Services, Inc.	Waste Management, Inc.
Harsco Corp.	Republic Services, Inc.
Healthcare Services Group, Inc.	Rollins, Inc
In September 2022, the Committee received a comprehensive study from Meridian. The Committee has and will continue to consider the 2022 report from Meridian for the purposes of the Committee's decisions relating to compensation for 2023 including establishing compensation for the Co-CEOs and other senior executives.
Except as described above, CFS and Meridian did not provide any services to the Company or any of its affiliates during the three years ended December 31, 2022, and the Committee believes that the work of CFS and Meridian described above did not result in any conflicts of interest.
Base Salary
As described above under “Role of the Compensation Committee,” on an annual basis, the Committee recommends to the Company’s Board of Directors the base salary of the CEO or Co-CEOs, which base salary is then set by all the independent directors, and the Committee reviews and approves the base salary for each of the Company’s other Named Executive Officers and senior executives. For 2020, 2021 and 2022, the Committee sought to recommend (for the CEO) and approve (for the other Named Executive Officers) base salaries which were approximately within the middle third of the peer group companies of comparable size to the Company described above.
The Committee recommended that the annual base salary of Mr. McKim, the CEO during each of 2020, 2021 and 2022, be set at $1,265,000 for those years, and the Company’s independent directors approved those recommendations. The Committee approved annual base salaries of the other Named Executive Officers during each of those three years as follows: Michael L. Battles, the Company’s Chief Financial Officer, $540,000 for each of 2020, 2021 and 2022; Eric W. Gerstenberg, the Company’s Chief Operating Officer, $625,000 for each of 2020, 2021 and 2022; Robert E. Speights, President, Industrial Services, $420,000 for 2020 and $525,000 (effective October 1, 2021) for 2021 and 2022; and Brian P. Weber, Executive Vice President - Corporate Planning and Development, $435,000 for 2020 and $478,500 (effective February 1, 2021) for 2021 and 2022.

Benefits
During 2022, the Named Executive Officers and other senior executive officers received the same benefits as other employees of the Company. These benefits consist of medical and dental coverage, paid 72% by the Company and 28% by the employee for US employees (including all Named Executive Officers); participation in the Company's health savings plan, including a Company contribution; life insurance equal to one times base salary with a cap of $1,000,000 (x1 for accidental death); short- and long-term disability insurance; and participation in the Company’s 401(k) Plan, including the Company match of up to $3,200.
Performance-Based Cash Bonuses
For 2022, the Company maintained one plan under which the Committee was authorized to grant cash bonuses to the Named Executive Officers, including the CEO, and other members of senior management based upon satisfaction of performance goals established by the Committee. That plan was the Amended and Restated Management Incentive Plan (the “MIP”) which had been approved by the shareholders at the Company’s 2021 annual meeting and became effective on January 1, 2022.
Under the MIP, the Committee establishes Company-wide performance goals in the first quarter of each fiscal year and authorizes potential payment of annual cash bonuses ("Annual MIP Bonuses") in the first quarter of the following fiscal year based on achievement of those performance goals. In addition, in the first quarter of the fiscal year, the Committee selects certain senior executives and approves specific individual performance goals for those executives. In the first quarter of the following fiscal year, the Committee authorizes potential payment of cash bonuses based on such executives’ achievement of these goals for the year ("Supplemental Executive Incentive Program" or "SEIP" Bonuses).
On January 31, 2022, the Committee selected revenue, Adjusted EBITDA, Adjusted Free Cash Flow (“FCF”) and TRIR (as those terms are defined in "2022 Results Affecting Executive Compensation” above) as the Company-wide performance goals for purposes of potential Annual MIP Bonuses. The following table presents the Committee's determination of the respective levels of those goals for 2022, the respective amount of the Annual MIP Bonus that could potentially become payable at the threshold, midpoint and maximum levels for each of those goals, and the Committee’s determination on March 7, 2023, of the extent to which each of those goals was achieved during 2022 and related Annual MIP Bonus payable based on such achievement for the CEO's Annual MIP Bonus. The total potential Annual MIP Bonus for 2022 payable to the CEO ranged from 80% to 300% of the CEO’s 2022 annual base salary.

Metric (Weighting)	Threshold	Midpoint	Maximum	Achievement
Revenue (20%)
Goal ($ millions)	$4,512	$4,582	$4,717	Above Maximum
Potential bonus (for CEO)	$253,000	$506,000	$759,000	$759,000
Adjusted EBITDA (40%)
Goal ($ millions)	$760	$780	$820	Above Maximum
Potential bonus (for CEO)	$506,000	$1,012,000	$1,518,000	$1,518,000
Adjusted FCF (20%)
Goal ($ millions)	$255	$265	$295	Above Midpoint
Potential bonus (for CEO)	$253,000	$506,000	$759,000	$594,550
TRIR (20%)
Goal	N/A	1.00	0.98	Above Maximum
Potential bonus (for CEO)	N/A	$506,000	$759,000	$759,000
Total potential bonus (for CEO)	$1,012,000	$2,530,000	$3,795,000	$3,630,550
The Annual MIP Bonus for the other MIP participants (including the Named Executive Officers other than the CEO) ranged from 10% to 50% of base salary. The metrics, weighting, and goals were the same as for the CEO; however, the total potential Annual MIP Bonus for the other Named Executive Officers was 40% at Threshold, 100% at Midpoint, and 140% at Maximum, with no payout for the TRIR component if less than the Midpoint.
In the first quarter of 2022, the Committee selected seven executives, that excluded the CEO but included each of the other Named Executive Officers, to potentially receive a SEIP Bonus (in addition to the Annual MIP Bonus) based on the satisfaction of certain personal goals approved by the Committee during the first quarter of 2022. Total potential bonuses under the SEIP were between 45% and 100% (depending on the participant) of the 2022 base salary for each SEIP participant if all personal goals established were fully achieved.
As described in "2022 Results Affecting Executive Compensation" above, the Company's total revenue for 2022 was $5,166.7 million, Adjusted EBITDA was $1,022.1 million, Adjusted FCF was $289.9 million, and TRIR was 0.73. Based on this overall 2022 performance, the Committee approved a payout at 297% of base salary for the CEO and 139% of the target bonus payments for the other Annual MIP Participants and the achievement by the SEIP members of certain of their personal goals. In total, on March 7, 2023, the Committee approved a payment of approximately $10.7 million of total MIP bonuses for 2022, consisting of $8.1 million of Annual MIP Bonuses and $2.6 million of SEIP Bonuses. Of those total MIP bonuses, $3,758,430 was paid to the CEO, and $3,343,638 were paid to the other Named Executive Officers, namely $785,279 to Mr. Battles, $1,058,896 to Mr. Gerstenberg, $784,471 to Mr. Speights, and $714,992 to Mr. Weber.
The Committee believes that the goals for Company-wide performance and the SEIP personal goals established under the MIP for 2022 were sufficiently difficult to achieve in order to provide a significant incentive for the participants to improve the Company’s performance during that year. The Committee also believes that such goals did not encourage any of the participants to cause the Company to take excessive risks in connection with achieving the goals and that, by including targets for health and safety in the overall Annual MIP Bonus goals and the SEIP personal goals of certain of the Named Executive Officers, the goals were consistent with reducing the Company’s overall risks.
    Long-Term Equity Incentives
The final element of compensation for senior executives is long-term equity incentives designed to align the interests of participants with those of the Company’s shareholders and encourage retention of senior executives. Since 2005, the Committee has not provided stock options to any of its executive officers. All of the equity incentives provided have been in two forms, (i) performance-based restricted shares (“performance shares”) which vest (subject to continued employment) only if the Company satisfies certain performance goals established prior to the grant date by the Committee and (ii) time-vesting restricted shares (“time-vesting shares”) which vest only if the recipient remains employed by the Company on certain specified future dates and which therefore serve as a retention incentive as well as increasing the respective ownership interest of the recipients in the Company during such vesting period. All of the equity grants were established under and incorporated terms consistent with the Company’s 2020 Stock Incentive Plan, which had been approved by the Company’s shareholders at the 2020 annual meeting.
In 2022, the Committee granted performance shares as a form of long-term equity incentive to the CEO and certain other senior executives and managers (including the other Named Executive Officers) primarily constituting the Senior Management Leadership Team (the “SMLT”) with performance goals as described below and additional vesting requirements based on continued employment.
On January 31, 2022, the Committee established the two performance goals presented in the following table based, respectively, on the Company’s Adjusted EBITDA Margin and Adjusted ROIC, which became the two performance metrics associated with long term equity incentive plan ("LTEIP") awards granted to key executives including the CEO and all of the other NEOs (the "2022/2023 Key Executive LTEIP"). Consistent with prior years, the selection of these two goals for the 2022/2023 Key Executive LTEIP was intended to target more strategic goals for key executives (including the NEOs) and to eliminate duplication of goals between the long-term and short-term (MIP Annual Bonus) compensation. Each goal under the 2022/2023 Key Executive LTEIP had a 50% weight and a target and threshold level (as stated in the table below):

	Target	Threshold
Adjusted EBITDA Margin	17.4%	17.2%
Adjusted ROIC	10.3%	9.8%
Achievement of each performance goal for the 2022/2023 Key Executive LTEIP is determined independently. If the target level for any one or more of the goals was achieved by December 31, 2022, the shares which could potentially vest based on achievement of that goal would vest in five equal annual installments beginning on March 15, 2023 (subject to continued employment).
The Committee also established target and threshold amounts for two additional performance metrics (revenue and TRIR) for the 2022/2023 LTEIP awards to the remaining SMLT (e.g., those who did not receive performance shares under the 2022/2023 Key Executive LTEIP). The Adjusted EBITDA and Adjusted ROIC goals stated in the table above were each weighted at 30% for the non-executive awards and Revenue and TRIR goals established by the Committee and stated in the table below were weighted at 20%:

	Target	Threshold
Revenue	$4.81 billion	$4.7 billion
TRIR	0.97	0.98
Similar to the 2022/2023 Key Executive LTEIP, achievement of each performance goal for the 2022/2023 LTEIP is determined independently. Unlike the 2022/2023 Key Executive LTEIP, if the target level for any one or more of the goals was achieved by December 31, 2022, the 2022/2023 LTEIP shares vest 50% vesting on March 15, 2023 and 50% vesting on December 15, 2023.
Any goal for which the target level was not achieved by December 31, 2022 but either the target or threshold level was achieved by December 31, 2023, all (for target) or 50% (for threshold) of the respective number of shares which could potentially vest based on achievement of that goal would vest either in four equal annual installments beginning on March 15, 2024 for the Key Executive LTEIP or in three tranches for the 2022/2023 LTEIP on March 15, 2024, December 15, 2024 and December 15, 2025. Whether the 2022/2023 Key Executive LTEIP meets the performance goal in 2022 or in 2023, the shares fully vest five years after the initial grant date.
Any vesting for 2022/2023 Key Executive LTEIP and 2022/2023 LTEIP, once the performance goals are met, is subject to continued employment through the vesting date. If the Company did not achieve at least the threshold level for a particular goal by December 31, 2023, all of the performance shares awarded under the 2022/2023 Key Executive or 2022/2023 LTEIP which could potentially vest based on achievement of that goal would be forfeited.
On February 7, 2022, the Committee granted a total of 57,999 performance shares under the 2022/2023 Key Executive LTEIP, of which 13,079 were granted to Mr. McKim and 44,920 were granted to nine other key executives, including the other NEOs. The shares were valued based on a percentage of base salary which were approximately 100% for Mr. McKim, 85% for Mr. Gerstenberg, 130% for Mr. Battles, 120% for Mr. Weber and 110% for Mr. Speights.
On February 7, 2022, the Committee also granted a total of 77,523 performance shares under the 2022/2023 LTEIP to a total of 154 executives who did not participate in the 2022/2023 Key Executive LTEIP. Depending upon the level of responsibility of such executives, each received performance shares valued at between 10% and 50% of his or her base salary for 2022. In addition to this initial grant on February 7, 2022, one additional member of the SMLT (not a NEO) received a grant of 4,726 performance shares under the 2022/2023 Key Executive LTEIP on April 1, 2022 and ten additional employees received a total of 6,100 performance shares under the 2022/2023 LTEIP on various dates from April 1, 2022 through July 1, 2022 to recognize promotions or start dates subsequent to the February 7, 2022 grant date.
On March 7, 2023, the Committee determined that the Company's Adjusted EBITDA Margin and Adjusted ROIC for 2022 had satisfied the respective performance goals at the target level as described in the tables above for the 2022/2023 Key Executive LTEIP and that all the performance shares granted under the 2022/2023 Key Executive LTEIP (which included the CEO and other Named Executive Officers) would therefore vest over the respective periods described above based upon the Company's performance during 2022. The final vesting of these awards are subject to continued employment through these vesting dates. The Committee also then determined that the Company’s revenue and TRIR for 2022 had satisfied the additional performance goals at the target level as described above under the 2022/2023 LTEIP (for SMLT members who did not participate in the 2022/2023 Key Executive LTEIP) at the target level and that all of the performance shares granted under the 2022/2023 LTEIP would therefore vest over the respective periods described above based upon the Company's performance during 2022, also subject to continued employment through the vesting dates.
In addition to the performance shares which were awarded in 2022 as described above, on February 7, 2022, the Committee also granted 10,339 performance shares under the 2020 Stock Incentive Plan to Robert E. Speights, the President, Industrial Services, and one of the Named Executive Officers for 2022. Such shares would potentially vest (subject to continued employment) in equal annual installments over a three year period commencing on March 15, 2023, if the 2022 performance of the Industrial Services business ("IS") exceeded budget for revenue and Adjusted EBITDA. On March 7, 2023, the Committee determined that both the IS revenues and IS Adjusted EBITDA for 2022 satisfied the goals set forth in the performance awards and as such the 10,399 performance shares will vest in three equal installments on March 15, 2023, March 15, 2024 and March 15, 2025, subject to continued employment on those dates.

During 2022, in addition to the performance shares described above, the Committee and the CEO (under delegated authority from the Committee as noted in the Role of the Compensation Committee section above) also granted a total of 143,999 time-vesting shares to employees under the Company’s 2020 Stock Incentive Plan. These time-vesting shares were granted to a total of 217 employees and had market values ranging from $90.32 to $121.47 per share on the respective grant dates. These time-vesting shares included both discretionary grants (for a total of 53,596 shares which typically have a three year vesting term) and annual grants (for a total of 90,403 shares which typically have a five year vesting term) made in accordance with compensation agreements. Of those time-vesting shares, Mr. McKim received no shares, Mr. Battles received 2,792 shares, Mr. Gerstenberg received 18,417 shares, Mr. Speights received 1,628 shares, and Mr. Weber received 1,979 shares. All of the time-vesting share grants to the NEOs were granted on February 7, 2022 and were made in accordance with compensation agreements. No discretionary shares were granted to the NEOs in 2022.
Tax Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) limits the amount of compensation that may be deducted per “covered employee” to $1.0 million per taxable year. This annual deduction limitation applies to all compensation paid to any individual who is the Chief Executive Officer, Chief Financial Officer or one of the other three most highly compensated executive officers for any fiscal year after 2016. Although the deductibility of compensation is a consideration evaluated by the Committee, the Committee considers the lost deduction on compensation payable in excess of the $1.0 million limitation for the Named Executive Officers to be less material than the benefit of being able to attract, retain, and incentivize talented management. Accordingly, the Committee continues to exercise discretion to pay compensation that is not deductible.
Stock Ownership Guidelines
The Board of Directors has established stock ownership guidelines for directors and executive officers. Subject to receipt from the Company of sufficient shares under the Company’s compensation policies described above, directors are expected to hold stock valued at five times their annual cash retainers; the CEO or each Co-CEO is expected to hold stock valued at six times his annual base salary; the Named Executive Officers (other than the CEO or Co-CEO) are expected to hold stock valued at three times their annual base salaries; and other executive officers are expected to hold stock valued at two times their annual base salaries. Other than for forfeitures or sales required to pay taxes, no sales of shares may occur during periods when less than the minimum amount of shares are held.
Valuation of share ownership is determined based upon the three-week average price at year end. Restricted shares subject to time vesting and performance shares which have vested (subject to continued employment) based on achievement of performance goals are included within the total shares held for purposes of the ownership requirements, but performance shares for which the performance goals have not yet been achieved are not included. In the event of hardship affecting any director or executive officer, the Committee has authority to waive the stock ownership guidelines to the extent it deems appropriate. If a director or executive officer is in compliance with the minimum amount of shares, a subsequent decline in the market value of the Company’s common stock will not cause noncompliance provided the director or executive officer continues to hold the same number of shares.
As of December 31, 2022, all of the Company’s directors and executive officers were in compliance with the stock ownership guidelines.
Policies Prohibiting Hedging and Short Selling
The Company’s insider trading policy, as currently in effect, prohibits all directors and executive officers (including, among others, the CEO or Co-CEOs and the other Named Executive Officers) from engaging in any transaction entered into for the purpose of reducing or eliminating the market price or investment risk associated with ownership of the Company’s securities. No covered person may enter into any transaction to buy or sell any contract or other instrument that derives value from the price of the Company’s securities. These types of transactions are commonly known as “hedging.”
The Company’s insider trading policy also prohibits directors and executive officers from selling the Company’s securities short, which is the practice of selling securities that are not owned by the seller. This prohibition also includes “short sales against the box,” where the seller owns the securities being sold but may not be required to deliver them to the purchaser within a specified time period after the sale if certain market prices for the Company's securities are not reached.
Clawback Policy
Any cash bonus awarded by the Compensation Committee to any executive officer (as that term is defined in Section 16 of the Securities Exchange Act of 1934, as amended) in any of the Company's cash incentive or bonus plans is subject to repayment if either (i) the Company’s financial statements are restated and the Committee determines that any misstatement in such financial statements which gave rise to payment of such bonus resulted from such recipient’s gross negligence, intentional misconduct, or fraud or (ii) such recipient causes, in the sole determination of the Committee, material reputational, or economic damage to the Company by reason of such recipient's violation of any non-competition, non-solicitation, non-disclosure, non-disparagement, or similar obligation or such recipient's gross negligence or violation of any applicable law.
In addition to the Company’s clawback policy with respect to cash bonuses described in the preceding paragraph, the Company’s 2020 Stock Incentive Plan (under which all equity incentives have been awarded since 2020 and will likely continue to be awarded while that Plan remains in effect) provides that the Compensation Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Securities Exchange Act of 1934 and any rules promulgated thereunder, and all awards made pursuant to that Plan shall be subject to the clawback policies of the Company adopted from time to time by the Board. Without limiting the foregoing, the Committee may, with respect to any award granted under the Plan, in the event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had the Company’s financial results been properly reported, vesting of outstanding awards may be canceled and the Company may clawback (i.e., recapture) realized value and gains derived from awards to the extent such vesting or gains were derived from such misstated financial results.
As required by the Dodd-Frank Act, on October 26, 2022 the SEC issued new rules that require stock exchanges to adopt new clawback policy rules for listed companies to adopt. On February 22, 2023, the NYSE released its proposed rules that implement the SEC’s new clawback rules. The Company will analyze the new rules and amend its current clawback policy to the extent required to comply with such rules once finalized.
Employment, Termination of Employment and Change of Control Agreements
The Company does not have term employment agreements with any of its executive officers, although offer letters provided to executive officers in connection with their initial hiring or subsequent significant changes in responsibilities which typically contain terms relating to initial base salaries, opportunities for potential cash bonuses, and rights to receive grants of restricted shares under the Company’s equity incentive plan or plans then in effect. The Company does provide “change of control” protection under the Company's Management Incentive Plan, certain performance and time-vesting restricted share award agreements, and the retention agreements described below granted to certain executive officers in connection with the Company’s Key Employee Retention Plan.
The Company has a Key Employee Retention Plan for certain members of senior management other than Mr. McKim. If designated to participate in the Key Employee Retention Plan, in order to receive severance payments, each such member must sign a severance agreement and a confidentiality and non-competition agreement under which, among other matters, such member agrees not to compete with the Company for a specified period following termination of employment. For termination other than for cause and not related to a Change in Control (as defined in the Key Employee Retention Plan and the severance agreement), the severance agreements provide for payment to the executive of severance equal to base salary for one year (or two years for Mr. Gerstenberg and, after March 31, 2023 for Mr. Battles), offset by the amount of earnings from other employment obtained, for various periods of time, typically up to a maximum of one year (two years for Mr. Gerstenberg and, after March 31, 2023, Mr. Battles) after termination of employment. In addition to such severance, continued medical, dental, life insurance, and other benefits, if any, will be payable to the executive as in effect at the time of his termination of employment for a period consistent with the severance term. All unvested shares at the time of the termination of employment are forfeited.
Under the Key Employee Retention Plan, in the event of a Change in Control, an executive who participates in the Key Employee Retention Plan will receive the same severance benefits as those described above if either (i) the executive’s employment with the Company is terminated for any reason within 30 days after the Change in Control or (ii) the executive terminates for good reason in that he/she does not receive a position equal to the position that the executive held prior to the Change in Control as defined by the terms of the Key Employee Retention Plan. If the executive accepts a position with the successor corporation after the Change in Control, and, within two years of the Change in Control, the executive’s position changes so as not to be equal to his or her position prior to the Change in Control, then the executive shall be entitled to the same severance benefits.

Report of Compensation Committee
The following independent directors, who constitute the Compensation Committee, have reviewed the foregoing Compensation Discussion and Analysis with the Company’s management and recommended that it be included in this proxy statement.

Thomas J. Shields, Chair Edward Galante John T. Preston Alison A. Quirk Andrea Robertson Robert J. Willett

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth compensation information for (i) Alan McKim, who served throughout 2022 as the Chief Executive Officer, (ii) Michael L. Battles, who served throughout 2022 as the Chief Financial Officer, and (iii) the three other most highly compensated executive officers of the Company and its subsidiaries who were employed by the Company at the end of 2022 (such five executives being collectively the “Named Executive Officers”). As described in footnote (1) below, the “Stock Awards” and “Total” columns in the table include amounts related to (i) all time-vesting share awards and (ii) performance-based share awards to the extent (if any) that, as of the end of the respective grant years shown in the table, the Company’s management believed it was probable that the performance goals for the performance-based shares issued in that year would be achieved. In connection with the Summary Compensation Table, it should be noted that all time-vesting and performance-based shares are reported in several additional tables in this proxy statement, and investors should therefore take care not to “double count” the value of such awards.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Alan S. McKim	2022	$1,265,000	$—	$1,199,998	$3,758,430	$17,928	$6,241,356
Chairman of the Board	2021	1,265,000	—	1,293,846	3,036,000	17,878	5,612,724
and Chief Executive Officer	2020	1,265,000	—	1,406,079	1,138,500	18,953	3,828,532
Michael L. Battles	2022	540,000	—	922,088	785,279	5,052	2,252,419
Executive Vice President	2021	540,000	350,000(5)	1,572,655	734,400	5,082	3,202,137
and Chief Financial Officer	2020	540,000	—	2,009,636	588,600	5,832	3,144,068
Eric W. Gerstenberg	2022	625,000	—	2,193,743	1,058,896	5,290	3,882,929
Executive Vice President	2021	625,000	—	2,883,445	943,766	5,187	4,457,398
and Chief Operating Officer	2020	625,000	125,000(6)	2,292,484	681,250	5,927	3,729,661
Robert E. Speights	2022	525,000	—	1,645,812(2)	784,471	4,224	2,959,507
President, Industrial Services	2021	446,254	—	601,427(2)	606,905	4,326	1,658,912
	2020	420,005	—	252,078	340,200	36,529	1,048,812
Brian P. Weber	2022	478,500	—	726,293	714,992	5,414	1,925,199
Executive Vice President,	2021	474,883	—	1,361,582	567,539	4,263	2,408,267
Corporate Planning and Development	2020	435,000	—	396,440	474,150	5,538	1,311,128
__________________________
(1)    The grant date fair values of restricted stock awards are computed in accordance with the accounting standard for share-based payments. For time-vesting shares, the full grant date fair value is reported in the grant year. For performance-based awards, the value reported in the grant year is the full grant date fair value adjusted for the probability of achievement as of the end of that year. For the 2022 grant of performance-based awards, as of the end of that year management believed that it was probable that 100% of the performance targets for the annual award would be achieved. The Company did not grant stock options in any of the years shown.
(2)    Mr. Speights was granted performance based equity awards in 2022 and 2021 specifically related to the performance of the Industrial Services business of the Company. As noted in (1) above, for performance-based awards, the value reported in the grant year is the full grant date fair value adjusted for the probability of achievement as of the end of that year. For the 2022 grant to Mr. Speights, as of December 31, 2022 management believed it was probable that 100% of the performance targets for the annual award would be achieved and therefore the full value is included in the 2022 Stock Awards above. For the 2021 grant to Mr. Speights, as of December 31, 2021 management believed it was not probable that the performance targets for the award would be achieved and therefore no related value is included in the 2021 Stock Awards above. If the 2021 grant had been probable, the full value of the 2021 award would have increased Mr. Speights' 2021 Stock Awards and Total figures in the table above by $508,027.
(3)    Non-Equity Incentive Plan Compensation represents annual cash incentive awards pursuant to the Company’s Amended and Restated Management Incentive Plan (as in effect for 2022) (the “MIP”) or the prior Management Incentive Plan (as in effect for 2021 and 2020) (the “Prior MIP”) or, in the case of Mr. McKim (for 2021 and 2020), the prior CEO Annual Incentive Bonus Plan, as such Plans have been described under “Compensation Discussion and Analysis – Performance-Based Cash Bonuses” above in this or prior years' proxy statements. Except for such plans, the Company did not have during 2022, 2021, or 2020, any non-equity incentive plan, long-term cash incentive plan, pension plan, or deferred compensation plan under which any of the Named Executive Officers participated.

(4)    All other compensation consists of matching 401(k) Plan contributions, Company contributions to health savings plans and group term life insurance benefits, all of which are also available to all other full-time employees.
(5)    In addition to the cash bonus received for 2021 under the Prior MIP as described under (3) above, the Compensation Committee awarded a $350,000 supplemental cash bonus to Mr. Battles in recognition for his leadership contributions to the Company during an executive transition in Human Resources in late 2021.
(6)    In addition to the cash bonus received for 2020 under the Prior MIP as described under (3) above, the Compensation Committee awarded a $125,000 supplemental cash bonus to Mr. Gerstenberg in recognition of his successfully managing the Environmental Services business through the COVID-19 pandemic and taking on additional responsibilities associated with the Safety-Kleen branch business.
Grants of Plan-Based Awards
The following table sets forth, for each of the Named Executive Officers, (i) the threshold, midpoint, and maximum potential cash bonuses which the Compensation Committee approved, subject to achievement of certain Company and/or individual performance criteria in 2022 for payment during the first quarter of 2023 under the MIP, and (ii) the time-vesting shares and performance-based shares granted during 2022 under the Company’s 2020 Stock Incentive Plan. The actual amounts of the cash bonuses which were paid for 2022 under the MIP, based on the extent of such achievement, to each of the Named Executive Officers are presented Non-Equity Incentive Plan Compensation in the Summary Compensation Table above. During 2022, the only equity awards made to the Named Executive Officers were the time-vesting and performance shares presented in the following table, and no stock options, stock appreciation rights, or similar equity awards were issued, repriced, or otherwise modified during 2022.

		Potential Cash Bonuses Under the MIP (1)			Time-Vesting Share Awards		Performance-Based Share Awards
						Grant Date Fair Value of Stock Awards(2)		Grant Date Fair Value of Stock Awards(2)
Name	Grant Date	Threshold	Midpoint	Maximum	No. Shares		No. Shares
Alan S. McKim	N/A	$1,012,000	$2,530,000	$3,795,000
	2/7/2022						13,079	$1,199,998

Michael L. Battles	N/A	540,000	702,000	810,000
	2/7/2022				2,792	$256,166	7,258	665,922

Eric W. Gerstenberg	N/A	750,000	937,500	1,062,500
	2/7/2022				18,417	1,689,760	5,493	503,983

Robert E. Speights	N/A	525,000	682,500	787,500
	2/7/2022				1,628	149,369	5,971	547,839
	2/7/2022						10,339	948,603

Brian P. Weber	N/A	478,500	622,050	717,750
	2/7/2022				1,979	181,573	5,937	544,720
______________________
(1)    For bonuses under the MIP, the amounts include both the Annual MIP Bonus and the SEIP Bonus as discussed in "Compensation Discussion and Analysis-Performance-Based Cash Bonuses" above in this proxy statement. SEIP Bonuses are included in all three columns at 100% of potential achievement.
(2)     The grant date fair values of restricted stock awards are computed in accordance with the accounting standard for share-based payments. For a description of the assumptions used in determining these values, see Note 17, “Stock-Based Compensation,” to the financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the equity awards held at December 31, 2022 by each of the Named Executive Officers, which then consisted of (i) unvested time-vesting restricted shares, (ii) performance-based restricted shares for which the performance goals had been satisfied but remained unvested based on continued employment requirements, and (iii) performance-based restricted shares for which the performance goals had not yet been satisfied but remained eligible for potential future vesting upon satisfaction of both performance goals and continued employment requirements.

		Stock Awards			Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1)
Alan S. McKim	7/1/2021	11,102	(4)	$1,266,960	—	$—
	2/7/2022	13,079	(3)	1,492,575	—	—

Michael L. Battles	7/1/2018	815	(5)	93,008	—	—
	7/1/2019	1,592	(5)	181,679	—	—
	7/1/2020	8,334	(6)	951,076	—	—
	7/1/2020	504	(2)	57,516	—	—
	7/1/2020	5,147	(5)	587,376	—	—
	7/1/2021	6,162	(4)	703,207	—	—
	7/1/2021	2,962	(5)	338,023	—	—
	11/1/2021	3,334	(6)	380,476	—	—
	2/7/2022	2,792	(5)	318,623	—	—
	2/7/2022	7,258	(3)	828,283	—	—

Eric W. Gerstenberg	7/1/2018	1,654	(5)	188,754	—	—
	7/1/2019	2,542	(5)	290,093	—	—
	7/1/2020	625	(2)	71,325	—	—
	7/1/2020	11,320	(7)	1,291,838	—	—
	7/1/2021	4,662	(4)	532,027	—	—
	7/1/2021	13,028	(7)	1,486,755	—	—
	9/1/2021	3,334	(6)	380,476	—	—
	2/7/2022	18,417	(7)	2,101,748	—	—
	2/7/2022	5,493	(3)	626,861	—	—

Robert E. Speights	7/1/2019	708	(5)	80,797	—	—
	7/1/2020	224	(2)	25,563	—	—
	7/1/2020	2,402	(5)	274,116	—	—
	7/1/2021	4,055	(4)	462,757	—	—
	7/1/2021	1,382	(5)	157,714	—	—
	2/7/2022	1,628	(5)	185,787	—	—
	2/7/2022	5,971	(3)	681,411	—	—
	2/7/2022	10,339	(8)	1,179,887	—	—

Brian P. Weber	7/1/2018	667	(5)	76,118	—	—
	7/1/2019	1,026	(5)	117,087	—	—
	7/1/2020	406	(2)	46,333	—	—
	7/1/2020	3,317	(5)	378,536	—	—
	7/1/2021	5,040	(4)	575,165	—	—
	7/1/2021	2,100	(5)	239,652	—	—
	11/1/2021	3,334	(6)	380,476	—	—
	2/7/2022	1,979	(5)	225,843	—	—
	2/7/2022	5,937	(3)	677,530	—	—
__________________________

(1)    The fair value of the restricted stock is computed using the December 30, 2022 closing stock price of $114.12.
(2)    Represents performance-based awards that vest on December 15, 2023.
(3)    Represents performance-based awards that vest ratably on March 15, 2023, March 15, 2024, March 15, 2025, March 15, 2026 and March 15, 2027.
(4)    Represents performance-based awards that vest ratably on July 1, 2023, July 1, 2024, July 1, 2025 and July 1, 2026.
(5)    Represents an annual grant of time-vesting shares. Annual grants vest 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversaries of the grant date.
(6)    Represents a grant of time-vesting shares vesting ratably on the anniversary of the grant date over three years.
(7)    Represents an annual grant of time-vesting shares. Mr. Gerstenberg's annual time-based awards granted after 2019 vest ratably on the anniversary of the grant date over three years.
(8)    Represents performance-based awards that vest ratably on March 15, 2023, March 15, 2024 and March 15, 2025.
Option Exercises and Stock Vested
The Company has not granted any stock options to its Named Executive Officers for more than ten years, and no stock options were either exercised during 2022 or held at year-end by any Named Executive Officer. The following table shows for each Named Executive Officer the aggregate number of restricted shares vested during 2022, including time-based shares and any performance-based shares, and the value of those shares upon vesting based on the closing price of the Company's common stock on the vesting date. The low and high closing prices of the Company's Common Stock in 2022 were $82.86 and $124.02, respectively. The closing price at December 30, 2022 was $114.12. No stock appreciation rights were exercised during 2022 or held by such individuals at year-end.

	Stock Awards
Name	Number of Shares Vested	Value Realized on Vesting
Alan S. McKim	9,114	$989,105
Michael L. Battles	18,546	1,802,410
Eric W. Gerstenberg	36,742	3,440,461
Robert E. Speights	4,305	419,978
Brian P. Weber	7,401	760,030

Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts which would potentially become payable for each of the Named Executive Officers (subject to certain conditions, including compliance with terms of severance agreements) under existing plans and arrangements if the executive's employment had been terminated or a change of control had occurred on December 31, 2022. Mr. Battles and Mr. Gerstenberg signed new Key Employee Retention agreements on November 1, 2022, however these are not effective unless the termination is subsequent to March 31, 2023 and therefore are not relevant for the table below. These potential payments reflect the executive's level of compensation and term of service as of such December 31, 2022.

Name	Benefit	Involuntary Termination before Change in Control w/o Cause	Voluntary Termination	Change in Control(1)
Alan S. McKim	Restricted Stock Vesting Acceleration (2)	$—	$—	$2,759,535
	Management Incentive Plan (3)	3,758,430	—	3,758,430
Michael L. Battles	Restricted Stock Vesting Acceleration (2)	—	—	4,439,267
	Key Employee Retention Plan	540,000	—	540,000
	Management Incentive Plan (3)	785,279	—	785,279
Eric W. Gerstenberg	Restricted Stock Vesting Acceleration (2)	—	—	6,969,877
	Key Employee Retention Plan	1,250,000	—	1,250,000
	Management Incentive Plan (3)	1,058,896	—	1,058,896
Robert E. Speights	Restricted Stock Vesting Acceleration (2)	—	—	3,048,032
	Key Employee Retention Plan	525,000		525,000
	Management Incentive Plan (3)	784,471	—	784,471
Brian P. Weber	Restricted Stock Vesting Acceleration (2)	—	—	2,716,740
	Key Employee Retention Plan	478,500	—	478,500
	Management Incentive Plan (3)	714,992	—	714,992
__________________________
(1)    Assumes employment involuntarily terminated either (i) within 30 days after a change of control or (ii) without cause within one year after a change of control.
(2)    The fair value of the restricted stock subject to accelerated vesting is computed using the December 31, 2022 closing stock price of $114.12.
(3)    The MIP Bonus is calculated based on the level of achievement of the relevant Performance Criteria for 2022 as determined by the Compensation Committee on March 7, 2023.
Pay Ratio Information
As a result of the Dodd-Frank Act, the SEC requires disclosure of the relationship between the annual total compensation of our Chief Executive Officer ("CEO") and our median employee. For 2022:
•The annual total compensation of the median employee identified was $69,520.
•The annual total compensation of our CEO was $6,241,356.
As a result, for 2022, our CEO pay ratio was approximately 90:1.
To calculate the ratio above, we identified the median employee from a list of Company employees located in the United States, Canada and India, whether employed on a full-time, part-time or temporary basis as of December 31, 2022, excluding our CEO. We converted the 2022 earnings of each listed employee to U.S. Dollars at an appropriate exchange rate for non-U.S. employees, and annualized for any full-time or part-time employee who did not work for the Company for the entire year. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. After identifying that median employee, we calculated the annual total 2022 compensation of such employee in accordance with SEC Regulation S-K, Item 402(c)(2)(x) requirements for reporting total compensation in the Summary Compensation Table, and then compared the 2022 compensation of such median employee to the 2022 compensation of our CEO as reported in the Summary Compensation Table above in this proxy statement.

PAY VERSUS PERFORMANCE
In accordance with the Securities and Exchange Commission's ("SEC's") new disclosure requirements regarding pay versus performance ("PVP"), the following information is being provided to illustrate the relationship between Compensation Actually Paid ("CAP") to an executive (as defined by the SEC) and certain financial performance measures of the Company. For information regarding how the Compensation Committee makes its compensation decisions, see the "Compensation Discussion & Analysis" and "Advisory Vote on Executive Compensation" sections above.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our principal executive officer ("PEO") and other named executive officers ("NEOs") for each of the fiscal years ended December 31, 2022, 2021 and 2020, and our financial performance for each such fiscal years as computed in accordance with SEC rules.

	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:
Year					TSR	Peer Group TSR(4)	Net Income ('000)	Adjusted EBITDA ('000)
2022	$6,241,356	$6,773,049	$2,755,014	$3,349,545	133.07	140.46	$411,744	$1,022,128
2021	5,612,724	6,601,096	2,931,679	3,736,275	116.35	155.52	203,247	676,606
2020	3,828,532	3,661,166	2,308,417	2,176,115	88.75	118.41	134,837	573,804
_________________________
(1)    For 2020, 2021 and 2022, the PEO is Alan S. McKim. For 2020, 2021 and 2022, the Non-PEO NEOs included in the table are Michael L. Battles, Eric W. Gerstenberg, Robert Speights, and Brian P. Weber.
(2)     The dollar amounts reported in this column are the amounts of total compensation reported for either Mr. McKim or an average of the Non-PEO NEOs for each corresponding year in the "Total" column of the Summary Compensation Table.
(3)     "Compensation Actually Paid" is calculated in accordance with the SEC's new disclosure requirements and reflects the exclusions and inclusions of certain amounts for the PEO and non-PEO NEOs as set forth below:

	PEO			Average of Non-PEO NEOs
Year	2022	2021	2020	2022	2021	2020
Summary Compensation Table Total Compensation	$6,241,356	$5,612,724	$3,828,532	$2,755,014	$2,931,679	$2,308,417
Less: Grant Date Fair Value of Stock Awards in Fiscal Year (from Summary Compensation Table)	(1,199,998)	(1,293,846)	(1,406,079)	(1,371,984)	(1,604,777)	(1,237,660)
Add: Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years and Current Fiscal Year	1,731,691	2,282,218	1,238,713	1,966,515	2,409,373	1,105,358
Compensation Actually Paid	$6,773,049	$6,601,096	$3,661,166	$3,349,545	$3,736,275	$2,176,115
(4)    For each of the three fiscal years ended December 31, 2022, the peer group was comprised of ABM Industries Incorporated, Advanced Drainage Systems, Inc., Chemed Corporation, Emcor Group, Inc., GFL Environmental, Inc., Harsco Corporation, Healthcare Services Group, Inc., Heritage-Crystal Clean, Inc., Huntsman Corporation, Iron Mountain Incorporated, KBR, Inc, Quanta Services, Inc., Republic Services, Inc., Rollins, Inc., Stanley Black & Decker, Inc., Stericycle, Inc., Tetra Tech, Inc., Waste Connections, Inc., and Waste Management, Inc.
Graphical Description of Pay Versus Performance
In accordance with the SEC's new PVP rules, we are also providing the following graphical illustrations of the relationship between the information presented in the Pay Versus Performance Table above. The following chart sets forth the relationship between Compensation Actually Paid to the PEO, and, on average, to the other NEOs, and the Company’s TSR and that of our peer group over the three most recently completed fiscal years.
PEO and Average Other NEO Compensation Actually Paid Versus Clean Harbors TSR

PEO
NEO Average
CLH TSR
Peer group TSR
Compensation Actually Paid ($ millions)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
Stock Price
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$3.7
$2.2
$6.6
$3.7
$6.8
$3.3
2020
2021
2022

The following chart sets forth the relationship between Compensation Actually Paid to the PEO and on average to the other NEOs, and the Company's Net Income during the three most recently completed fiscal years.
PEO and Average Other NEO Compensation Actually Paid Versus Clean Harbors Net Income

PEO
NEO Average
Net Income
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
Compensation Actually Paid ($ millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
Net Income ($ millions)
$3.7
$2.2
$6.6
$3.7
$6.8
$3.3
2020
2021
2022

The following chart sets forth the relationship between Compensation Actually Paid to the PEO and, on average, the other NEOs and the Company's Adjusted EBITDA during the three most recently completed fiscal years.
PEO and Average Other NEO Compensation Actually Paid Versus Clean Harbors Adjusted EBITDA

PEO
NEO Average
Adjusted EBITDA
Compensation Actually Paid ($ millions)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
Adjusted EBITDA ($ millions)
$1,200
$1,000
$800
$600
$400
$200
$-
$3.7
$2.2
$6.6
$3.7
$6.8
$3.3
2020
2021
2022

Tabular List of Performance Measures
The following table lists, in no particular order, the five financial performance measures, plus one non-financial measure, (Health and Safety Performance as measured by Total Incident Rate, or “TRIR”) which the Company believes were the most important measures linking the total compensation actually paid to Company performance. See “Compensation Discussion and Analysis” above in this proxy statement for a description of how those measures were calculated for such fiscal year and for a broader understanding of how the Company's compensation program aligns with its compensation philosophy and objectives.

Performance Metrics
Adjusted EBITDA
Adjusted EBITDA Margin
Adjusted Free Cash Flow
Adjusted Return on Invested Capital
Revenue
TRIR

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on Proxy Form)

Selection of the Company's Independent Registered Public Accountant
Under applicable law and the procedures adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors (the "Audit Committee") is responsible for appointment, compensation, and oversight of the Company's independent registered public accounting firm for each fiscal year. The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as the Company's independent registered public accounting firm for the year ending December 31, 2023. Deloitte has previously served as the Company's independent registered public accounting firm commencing with the year ended December 31, 2005. In deciding to engage Deloitte, the Audit Committee reviewed auditor independence issues, qualifications, past experience, and the existing commercial relationships with Deloitte. The Audit Committee decided that Deloitte has no commercial relationship with the Company that would impair its independence. The Audit Committee believes selection of Deloitte is in the best interest of the Company and its shareholders. Representatives of Deloitte are expected to participate in the annual meeting to respond to appropriate questions and have the opportunity to make a statement if they so desire.
The Audit Committee Chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead the Clean Harbors audit. Throughout the year, the Audit Committee Chair meets one on one with the lead engagement partner to promote a candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain Audit Committee meetings to discuss the audit and any other relevant matters. During the two most recent fiscal years of the Company ended December 31, 2022 and 2021, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of the SEC’s Regulation S-K.
Although shareholder ratification of the Audit Committee's selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company's Board of Directors, the Audit Committee's selection of Deloitte as the Company's independent registered public accounting firm for 2023 is being submitted for ratification by the shareholders at the annual meeting because the Company's Board of Directors has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the annual meeting, the Audit Committee may reconsider its selection of Deloitte. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Audit and Related Fees
The Company retained Deloitte to audit the Company's consolidated financial statements and provide certain other services for the two years ended December 31, 2022 and 2021. The aggregate fees and expenses billed for 2022 and 2021 for these services were as described in the following table:

	For the Year
	2022	2021
Audit Fees	$2,892,252	$2,780,574
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,895	1,895
	$2,894,147	$2,782,469
Audit Fees include fees and expenses for services rendered in connection with the audits of the Company's consolidated annual financial statements and internal controls over financial reporting, reviews of quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors for those fiscal years.
Audit-Related Fees would include fees and expenses for assurance and related services that would be reasonably related to the performance of the audit or review of the Company's financial statements for the period and would not be reported above under “Audit Fees.”
Tax Fees would include fees and expenses for tax planning, U.S. and foreign tax compliance, and other general consultation and advice for which the Company paid $0 for 2022 and 2021.

All Other Fees include fees and expenses for services which do not fall within the categories described above. In 2022 and 2021, the fees disclosed under this category included a subscription to Deloitte's Accounting and Research Tool.
The Audit Committee of the Board of Directors follows procedures designed to ensure that all audit and permitted non-audit services provided by the Company's independent registered public accounting firm are pre-approved by the Audit Committee. All of the services described above for 2022 and 2021 were pre-approved by the Audit Committee. The Audit Committee has discussed these matters with the Company's independent registered public accounting firm. The Audit Committee also monitors the Company's compliance with restrictions put in place to continue to ensure that the services provided by the Company's independent registered public accounting firm are consistent with the maintenance of that firm's independence in the conduct of its auditing functions.
Audit Committee Report
The Audit Committee of the Board of Directors is now comprised of the six directors named below. The Company's Board of Directors has determined that each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the New York Stock Exchange applicable to membership on audit committees). In addition, the Company's Board of Directors has determined, based upon their education and experience, that each of Marcy L. Reed, Andrea Robertson and Thomas J. Shields is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. A copy of that charter, as most recently revised by the Board of Directors on December 8, 2021, is available on the Company's website at www.cleanharbors.com.
The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the Company's independent registered public accounting firm. The Company's independent registered public accounting firm is responsible for expressing opinions on the Company's audited financial statements in accordance with generally accepted accounting principles and on the Company's internal controls over financial reporting based on the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has discussed with the Company's independent registered public accounting firm, which was Deloitte for 2022 and 2021, the matters that are required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and Rule 2-07 of Regulation S-X of the SEC - “Communication with Audit Committees.” Deloitte has also provided to the Audit Committee their letter required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and the Audit Committee discussed with Deloitte the firm's independence. The Audit Committee also considered whether the provision by Deloitte of non-audit related services, which for 2022 and 2021 there were none, is compatible with the independence standard.
Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the financial statements audited by Deloitte for 2022 and 2021 be included in the Company's Annual Report on Form 10-K for 2022, and the Audit Committee has appointed Deloitte as the Company's independent registered public accounting firm for 2023. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Andrea Robertson, Chair
Karyn Polito
Marcy L. Reed
Thomas J. Shields
Lauren C. States
John R. Welch
Ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and voted on such proposal. Unless otherwise specified therein, shares represented by the accompanying form of proxy will be voted at the meeting in favor of such ratification. The Board recommends that shareholders vote “FOR” such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below describes the “beneficial ownership” of the Company's common stock as of March 27, 2023, by (i) each of the Company's directors, two principal executive officers, principal financial officer and each other current executive officer who was a "Named Executive Officer" for 2022 as described under "Compensation Discussion and Analysis - Summary Compensation Table" above in this proxy statement, and (ii) all of the Company's current directors and executive officers as a group. Rule 13d-3 of the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 defines “beneficial ownership” to mean the right to vote or exercise dispositive power, or to share in the right to vote or exercise dispositive power, with respect to the specified securities, whether or not the specified person has any economic interest in the specified securities. Except as described in footnote (1) below, the Company understands that each named owner has sole voting and dispositive power with respect to the specified shares.

Name of Beneficial Owner	Number of Shares		Percent of Class
Alan S. McKim	3,115,034	(1)	5.7%
Eugene Banucci	20,618		*
Michael L. Battles	90,920		*
Eric W. Gerstenberg	87,252		*
Edward G. Galante	22,036		*
Karyn Polito	242		*
John T. Preston	7,627		*
Alison A. Quirk	1,098		*
Marcy L. Reed	3,144		*
Andrea Robertson	10,719		*
Thomas J. Shields	28,762		*
Lauren C. States	13,881		*
Shelley Stewart, Jr.	1,098		*
John R. Welch	12,279		*
Robert J. Willett	6,603		*
Eric J. Dugas	30,547		*
Robert E. Speights	41,411		*
Brian P. Weber	72,965		*
All current directors and executive officers as a group (22 persons)	3,668,937		6.7%
_______________________
*    Less than 1%
(1)    Includes 2,895,137 shares of common stock over which Alan S. McKim held sole voting power and sole dispositive power and 219,897 shares of common stock over which Alan S. McKim, as a co-trustee of trusts for the benefit of Mr. McKim and his family, held shared voting power and shared dispositive power.

The following table shows each person or entity which, to the Company's knowledge, as of March 27, 2023, “beneficially owned” (as that term is defined above) 5% or more of the total of 54,874,674 shares of common stock then outstanding.

Name and Address	Number of Shares		Percent
Wellington Management Group LLP	5,148,399	(1)	9.4%
280 Congress Street
Boston, MA 02210

The Vanguard Group	5,043,713	(2)	9.2%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	4,358,812	(3)	7.9%
55 East 52nd Street
New York, NY 10055

Alan S. McKim	3,115,034	(4)	5.7%
Clean Harbors, Inc.
42 Longwater Drive
Norwell, MA 02061
_________________________
(1)    Based upon Amendment No. 11 to Schedule 13G dated December 30, 2022, filed with the SEC, Wellington Management Group LLP is deemed to have beneficial ownership of 5,148,399 shares of common stock, of which such entity held shared voting power as to 3,957,946 shares and shared dispositive power as to 5,148,399 shares.
(2)     Based upon Amendment No. 10 to Schedule 13G dated December 30, 2022, filed with the SEC, The Vanguard Group is deemed to have beneficial ownership of 5,043,713 shares of common stock, of which such entity held shared voting power as to 17,948 shares, sole dispositive power as to 4,975,137 shares, and shared dispositive power as to 68,576 shares.
(3)    Based upon Amendment No. 9 to Schedule 13G dated December 31, 2022, filed with the SEC, BlackRock, Inc. is deemed to have beneficial ownership of 4,358,812 shares of common stock, of which such entity held sole voting power as to 4,195,423 shares and sole dispositive power as to 4,358,812 shares.
(4)    Includes 2,895,137 shares of common stock over which Alan S. McKim held sole voting power and sole dispositive power and 219,897 shares of common stock over which Alan S. McKim, as a co-trustee of trusts for the benefit of Mr. McKim and his family, held shared voting power and shared dispositive power.

SHAREHOLDER PROPOSALS
Proposals which qualified shareholders intend to present at the 2024 Annual Meeting and request be included in the Company’s proxy statement for that meeting in accordance with Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be delivered to the Company prior to the close of business on December 26, 2023. Any such proposal must be delivered to the Company’s Secretary at Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office. Shareholders are referred to Rule 14a-8 for a description of the relevant requirements for proposal submission. In addition, any shareholders which intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the requirements of Rule 14a-19(b) under the Exchange Act.
Shareholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2024 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide advance written notice. Such notice must be delivered to the Company’s Secretary at the address described above (i) in the case of director nominations, not later than the close of business on the seventh day following the day on which notice of the date of the 2024 annual meeting was provided or public disclosure of such date was made, whichever is earlier, or (ii) in the case of other proposed business, no later than December 16, 2023. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the Company's Amended and Restated By-Laws as now in effect is available over the Internet at the SEC's website at http://www.sec.gov as Exhibit 3.4D to the Company's Report on Form 8-K filed on March 16, 2022, and may also be obtained without cost by writing to Clean Harbors, Inc., 42 Longwater Drive, Norwell, MA 02061, Attention: Executive Office.
OTHER INFORMATION
Copies of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including the financial statements and financial statement schedule, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the Company's website (www.cleanharbors.com) as soon as reasonably practicable after the Company electronically files the material with or furnishes it to the SEC. The Company's filings are also available on the website maintained by the SEC at www.sec.gov. The Company's Corporate Governance Guidelines, the charters of the Committees of the Board, and Code of Conduct, which applies to all of the Company's directors, employees and officers, including the Co-Chief Executive Officers and Chief Financial Officer, are also available on the Company's website. Printed copies of these materials are available free of charge (except for the costs of duplication and mailing in the case of exhibits to such documents) to shareholders who request them in writing from Clean Harbors, Inc., 42 Longwater Drive, Norwell, Massachusetts 02061-9149, Attention: Executive Office. Information on the Company's website or connected to it is not incorporated by reference into this proxy statement.
OTHER MATTERS

Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

By Order of the Board of Directors,

Daniel T. Janis, Secretary
April 13, 2023
THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY TELEPHONE, VIA THE INTERNET, OR BY MAIL AS DESCRIBED IN THE E-PROXY NOTICE, PROXY CARD OR VOTING INSTRUCTIONS WHICH YOU RECEIVED.

CleanHarbors

CLEAN HARBORS, INC.
ATTN: KATIE CRAIG
42 LONGWATER DRIVE
P.O. BOX 9149
NORWELL, MA 02061-9149

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 21, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 23, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 21, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect four (4) Class I members of the Board of Directors of the Company to serve until the 2026 Annual Meeting of the Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Edward G. Galante 02) Alison A. Quirk 03) Shelley Stewart, Jr. 04) John R. Welch

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve an advisory vote on the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for the following proposal:

	1 year	2 years	3 years	Abstain
3. To recommend frequency of future advisory votes on approval of executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000605368_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CLEAN HARBORS, INC.
Annual Meeting of Shareholders
May 24, 2023
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Eric J. Dugas, Daniel Janis, and each of them acting solely, with full power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of common stock of Clean Harbors, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Wednesday, May 24, 2023, at the Company's training facility at 101 Philip Drive, Norwell, Massachusetts, or any adjournment thereof, hereby revoking any proxies heretofore given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.

This proxy, properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted (i) for the election of all nominees, (ii) for approval of an advisory vote on executive compensation, (iii) for approval of 1 YEAR as the frequency of future advisory votes on executive compensation and (iv) for ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

0000605368_2 R1.0.0.6

Continued and to be signed on reverse side